EXHIBIT 10.12

CONSENT TO SUBLEASE

This Consent to Sublease is made by BR3 Partners, a California general partnership (“Master Lessor”), for the benefit of Pumatech, Inc., a Delaware corporation (“Sublessor”) and AlphaSmart, Inc., a California corporation (“Sublessee”), in the context of the following facts:

A.    Sublessor is leasing from Master Lessor approximately 15,000 square feet of rentable area located at 973 University Avenue, in the City of Los Gatos, State of California (the “Premises”), on the terms and subject to the conditions of that certain lease dated as of June 6, 1997 (“Original Lease”), as amended by that certain First Amendment to Lease, dated as of October 25, 2000 (“First Amendment”). The Original Lease and the First Amendment hereinafter collectively shall be referred to as the “Master Lease”.

B.    Sublessor desires to sublease the entire Premises to Sublessee (the “Sublease Premises”), and Sublessee desires to sublease the entire Sublease Premises from Sublessor, on the terms and conditions set forth in the Sublease Agreement to which this Consent is attached (the “Sublease”).

C.    Sublessor and Sublessee now desire to obtain the consent of Master Lessor to the Sublease as required by the Master Lease.

NOW, THEREFORE, Master Lessor hereby consents to the execution and delivery of the Sublease by and between Sublessor and Sublessee and to the subletting of the Sublease Premises by Sublessor to Sublessee, subject to and upon the following terms and conditions:

1.    Sublessee shall not assign the Sublease Agreement nor sublet the Sublease Premises in whole or part, and shall not permit Sublessee’s interest in the Sublease to be vested in any third party by operation of law or otherwise, without Master Lessor’s prior written consent, which consent shall not be unreasonably withheld provided that Sublessee fully complies with all of the applicable requirements of the Master Lease.

2.    This Consent shall not be deemed to be a consent to any subsequent assignment or subletting. Sublessor shall not make any subsequent amendment to the Sublease without Master Lessor’s prior written consent, which consent shall not be unreasonably withheld. Master Lessor shall not be deemed to have waived any rights under the Master Lease by virtue of this Consent.

3.    The Sublease is in all respects subordinate to the terms of the Master Lease. Insofar as the specific terms of the Sublease purport to amend or modify or are in conflict with the specific terms of the Master Lease, as among Master Lessor, Sublessor and Sublessee, the terms of the Master Lease shall control. Insofar as the specific terms of the Sublease purport to amend or modify or are in conflict with the specific terms of the Master Lease, as between Sublessor and Sublessee, the terms of the Sublease shall control. Master Lessor assumes no liability whatsoever on account of anything contained in the Sublease.

4.    Neither the Sublease nor Master Lessor’s consent thereto shall release or discharge Sublessor from any liability under the Master Lease, and Sublessor shall remain liable and responsible for the full performance and observance of all of the provisions, covenants and conditions set forth in the Master Lease on the part of Sublessor to be performed and observed.

5. Any rights of Sublessee under the Sublease may be enforced only against Sublessor, and Sublessee shall have no right to enforce any of Sublessor’s rights under the Master Lease against Master Lessor by virtue of the Sublease, this Consent, or otherwise.

6. Notwithstanding anything to the contrary contained in the Master Lease, Master Lessor hereby consents to Sublessee’s use of the Subleased Premises for research and development, testing and engineering purposes, in addition to the uses of the Subleased Premises permitted by Section 1.1.T of the Master Lease.

7. Master Lessor hereby confirms that the term of the Master Lease expires on August 13, 2005. Master Lessor also confirms that the Master Lease consists solely of the Original Lease and the First Amendment as more particularly described in Recital A above.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of this 27th day of February, 2002.

MASTER LESSOR:

BR3 Partners a California general partnership

By:	/s/ JAMES C. REES

Title:	Managing Partner

SUBLESSOR:

PUMATECH, INC. a Delaware corporation

By:	/s/ KEITH KITCH

Title:	Controller

SUBLESEE:

ALPHASMART, INC., a California corporation

By:	/s/ JAMES M. WALKER

Title:	Chief Financial Officer

2

SUBLEASE

THIS SUBLEASE is dated for references purposes as of February 4, 2002, and is entered by and between PUMATECH, INC., a Delaware corporation (“Sublessor”), and ALPHASMART, INC., a California corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:

1.    Recitals.

A.    Boccardo Corporation, predecessor-in-interest to BR3 Partners, a California general partnership (“Master Lessor), as Landlord, and Engfer, Fuller, Rodriguez, Inc., a California corporation d/b/a The Windward Group, Inc., a California corporation and wholly owned subsidiary of Vanteon Corporation, predecessor-in-interest to The Windward Group, Inc., a Delaware corporation and wholly owned subsidiary of Vanteon Corporation, a New York corporation, (collectively, “Vanteon”), as Tenant, entered that certain Industrial Space Lease dated as of June 6, 1997 (“Original Lease”), with respect to a building since constructed and consisting of approximately 15,000 square feet, commonly known as 973 University Avenue, Los Gatos, California 95030 (“Premises”).

B.    On October 18, 2000, in connection with a sale of a portion of its assets to Sublessor and pursuant to an Assignment and Assumption of Lease (“Assignment”) dated as of October 18, 2000, Vanteon assigned the Original Lease and all of its right, title and interest in and to the Premises to Sublessor, then known as Puma Technology, Inc. Master Lessor consented to the Assignment pursuant to that certain Letter Agreement dated as of October 16, 2000.

C.    Master Lessor and Sublessor amended the Original Lease pursuant to that certain First Amendment to Industrial Space Lease (“First Amendment”), dated as of October 25, 2000. The Original Lease and the First Amendment hereinafter shall be referred to as the “Master Lease”. A true and correct copy of the Master Lease is attached hereto as Exhibit A and incorporated by reference herein.

D.    Sublessor desires to sublease the Premises to Sublessee, and Sublessee desires to sublease the Premises from Sublessor, upon the terms and conditions contained herein.

2.    Sublease: Subleased Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the entire Premises (“Subleased Premises”), together, at no additional cost, with the existing furniture and network wiring located in the Subleased Premises as of the Commencement Date. The Subleased Premises are more particularly described in the Master Lease.

3.    Term.

A.    Term. The term (“Term”) of this Sublease shall commence on the later of (i) April 15, 2002, and (ii) the date on which Sublessor has received Master Lessor’s written consent to this Sublease (“Commencement Date”). The term of this Sublease shall end on August 13, 2005 (“Expiration Date”), unless sooner terminated pursuant to the provisions hereof or pursuant to the provisions of the Master Lease. Notwithstanding the foregoing, but subject to having obtained Master Lessor’s written consent to this Sublease, the Commencement Date shall occur prior to April 15, 2002 if Sublessee has provided Sublessor with written notice fifteen (15) business days prior to the date on which Sublessee wishes the Commencement Date to occur, but in no event will the Commencement Date occur prior to February 15, 2002.

B.    Delay in Delivery of Possession. Sublessor shall use commercially reasonable efforts to deliver possession of the Subleased Premises on April 15, 2002. If Sublessor is unable to deliver possession of the Subleased Premises in the required condition to Sublessee on April 15, 2002 for any reason whatsoever, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder, or extend the Term, but in such case Sublessee shall not be obligated to pay Rent (as defined in Paragraph 4.B. below) or perform any other obligation of Sublessee hereunder until Sublessor delivers possession of the Subleased Premises to Sublessee in the required condition. Sublessor and Sublessee shall execute a Commencement Date memorandum establishing the Commencement Date promptly after the Commencement Date has been established, but Sublessee’s failure to do so shall not affect the validity of this Sublease. Notwithstanding anything to the contrary in this Sublease, if Sublessor has not delivered the Subleased Premises to Sublessee in the condition required by this Sublease by April 30, 2002 (which date shall be extended for each day of delay in delivery of the Subleased Premises caused by the act or omission of Sublessee), then Sublessee may terminate this Sublease upon written notice thereof to Sublessor, in which event Sublessor shall immediately return any amounts prepaid by Sublessee to Sublessor hereunder, and the obligations of the parties to each other hereunder shall immediately terminate. The return of all sums paid by Sublessee to Sublessor shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to the foregoing sentence.

C.    No Option to Extend. The parties acknowledge that Sublessee has no option to extend the Term of this Sublease. Sublessor shall not exercise the option to extend set forth in Section 16 of the Lease Addendum, attached to and made a part of the Master Lease pursuant to Section 1.1.V of the Master Lease or enter into any other written agreement with Master Lessor to extend the term of the Master Lease or enter into a new lease for the Subleased Premises if Sublessee is then negotiating with Master Lessor for a direct lease of the Subleased Premises.

D.    Early Access. Provided that Master Lessor has consented in writing to this Sublease and Sublessor has vacated fully the Subleased Premises, the date of which vacation shall occur not later than March l, 2002, Sublessee shall have the right, prior to the Commencement Date, to enter onto the Subleased Premises solely for the purposes of installing Sublessee’s furniture, trade fixtures and equipment therein and planning its occupancy of the Subleased Premises. Prior to March l, 2002, but subject to having obtained Master Lessor’s consent to this Sublease, Sublessee, upon forty-eight (48) hours’ prior notice to Sublessor, may request entry into the Premises for the foregoing purposes during non-business hours or such other periods as reasonably may be acceptable to Sublessor, and Sublessor’s consent to Sublessee’s request for such early entry shall not be unreasonably withheld. Such early access shall be on all of the terms and conditions of this Sublease, except that Sublessee shall not be required to pay Rent hereunder until the Commencement Date. Notwithstanding the foregoing, if Sublessee commences doing business in the Premises during the early access period, the Commencement Date shall be the date on which Sublessee commenced doing business in the Subleased Premises.

2

4.    Rent.

A.    Monthly Base Rent. Commencing on the Commencement Date and continuing throughout the Term on the first day of each calendar month thereafter, Sublessee shall pay to Sublessor monthly base rent (“Monthly Base Rent”) for the Subleased Premises in equal monthly installments as follows

Months 1—11:	$1.80 per rentable sq. ft., NNN, or $27,000.00 per month

Months 12—24:	$1.95 per rentable sq. ft., NNN, or $29,250.00 per month

Months 25—36:	$2.20 per rentable sq. ft., NNN, or $33,000.00 per month

Months 37—Expiration Date:	$2.40 per rentable sq. ft., NNN, or $36,000.00 per month

As used herein, “month” shall mean a period beginning on the first (1st) day of a calendar month and ending on the last day of that month. Monthly Base Rent shall be paid on or before the first (1st) day of each month. Rent (as defined in Paragraph 4.B. below) for any period during the Term hereof which is for less than one month of the Term shall be a prorata portion of the monthly installment based on the actual number of days in such month. Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Rent shall be paid directly to Sublessor at the address stated below or to such other persons or at such other places as Sublessor may designate from time to time to Sublessee in writing.

B.    Additional Rent. In addition to Monthly Base Rent, Sublessee shall pay to Sublessor, at the time that Sublessee pays Monthly Base Rent or, if so notified by Sublessor in writing, within twenty (20) days after receipt of Sublessor’s invoice therefor, all “Additional Rent” payable by Sublessor to Master Lessor, as defined in Section 3.2 of the Master Lease, including, without limitation, “Property Operating Expenses”, “Landlord’s Insurance Costs” and “Real Property Taxes”, all as defined in Section 13.12 of the Master Lease, accruing as of and after the Commencement Date only. Notwithstanding the foregoing, in no event shall Sublessee be required to pay any late charges, default rates of interest, penalties or administrative charges based on a failure of Sublessor to perform Sublessor’s obligations pursuant to the Master Lease unless such failure is caused by the failure of the Sublessee to perform any of its obligations pursuant to the terms of this Sublease. Sublessee also shall be responsible for payment of its own utilities, as set forth in Section 5.2 of the Master Lease, as well as its own telephone, telecommunications and data communications charges, directly to the provider. In addition, all monies required to be paid by Sublessee under this Sublease (except for Monthly Base Rent, as defined in Paragraph 4.A.), including all other payment obligations imposed by the Master Lease with respect to the Subleased Premises and incorporated by reference herein, shall be deemed additional rent (“Additional Rent”). Monthly Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent.”

3

C.    Payment of First Month’s Rent. Upon the execution of this Sublease by Sublessee, Sublessee shall pay to Sublessor the sum of Twenty-Seven Thousand and No/100 Dollars ($27,000.00), which sum shall constitute Monthly Base Rent for the first month of the Term.

5.    Security Deposit. Upon the Commencement Date of this Sublease, Sublessee shall deliver to Sublessor in cash an amount equal to two months’ Monthly Base Rent payable during the last month of the Term, or $72,000.00, as security for the performance by Sublessee of its obligations under this Sublease, and not as a prepayment of rent (the “Security Deposit”). If Sublessee is in default, beyond applicable notice and cure periods, under this Sublease, Sublessor may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of any damage to the Subleased Premises caused by Sublessee or the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee’s default or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of Sublessee’s default to the full extent permitted by law. To the extent any portion of the Security Deposit is used, Sublessee shall within five (5) days after demand from Sublessor restore the Security Deposit to its full amount. Sublessor may keep the Security Deposit in its general funds and shall not be required to pay interest to Sublessee on the deposit amount. If Sublessee shall perform all of its obligations under this Sublease and return the Subleased Premises to Sublessor at the end of the Term in the required condition, Sublessor shall return all of the remaining Security Deposit to Sublessee within thirty (30) days after the end of the Term. The Security Deposit shall not serve as an advance payment of Rent or a measure of Sublessor’s damages for any default under this Sublease. If Sublessor transfers its interest in the Subleased Premises or this Sublease, Sublessor shall transfer the Security Deposit to its transferee either as a direct transfer or through a credit of the Security Deposit against consideration being paid by such transferee. Upon such transfer, and assumption of liability for the return of such Security Deposit by the transferee, Sublessor shall have no further obligation to return the Security Deposit and, in such event, Sublessee shall look solely to the new sublessor for the return of the Security Deposit. Sublessee covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit, and neither Sublessor or its successors or assigns shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance.

6.    Parking. At no cost to Sublessee, Sublessee shall have the non-exclusive right to use 3.8 parking spaces per 1,000 rentable square feet of space subleased located in the existing vehicle parking area on the parcel of land on which the Subleased Premises are located. All parking spaces shall be used only for vehicles no larger than full size passenger automobiles or pick-up trucks. Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded, or parked in areas other than those designated by Master Lessor for such activities.

7.    Condition of the Subleased Premises. On the Commencement Date, Sublessor shall deliver the Subleased Premises to Sublessee in broom-clean condition, but otherwise in its “as-is, where-is with all faults” condition. Notwithstanding the foregoing, on or before the Commencement Date Sublessor shall perform the following in the Subleased Premises at no cost to Sublessee: (i) repaint the Subleased Premises; and (ii) replace carpet where the carpet has been damaged or worn, as determined in Sublessor’s reasonable judgment (“Sublessor’s Work”). The Sublessor’s Work is more particularly described on Exhibit B attached hereto and incorporated by reference herein. Sublessee acknowledges that neither Sublessor nor any agent of Sublessor has made any representation or warranty with respect to the Subleased Premises (except as provided for in Paragraph 7 and Paragraph 35 hereof) or with

4

respect to the suitability of any part of the Subleased Premises for the conduct of Sublessee’s business. Sublessee hereby accepts the Subleased Premises and the Building, Property and Outside Areas (all as defined in the Master Lease), and all improvements thereon, subject to all applicable laws governing and regulating the use of the Subleased Premises, and any covenants or restrictions of record, and accepts this Sublease subject to all of the foregoing and to all matters disclosed in this Sublease. Sublessee acknowledges that neither Sublessor nor Sublessor’s agents has made any representation or warranty as to the present or future suitability of the Subleased Premises for the conduct of Sublessee’s business or the uses proposed by Sublessee. Except for the Sublessor’s Work and any work associated with a failure of Sublessor’s representations and warranties in Section 35 of this Sublease to be true and accurate, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including, without limitation, the Americans with Disabilities Act of 1990); provided, however, that to the extent any of the foregoing items are the responsibility of Master Lessor under the Master Lease, Sublessor’s sole responsibility shall be to use commercially reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to cause Master Lessor to comply with such obligations.

8.    Indemnification.

        A.    Sublessee. In addition to the indemnifications set forth in Sections 2.6, 8.2 and 15.B.(Lease Addendum) of the Master Lease, and except to the extent caused by Sublessor’s active negligence or willful misconduct, Sublessee shall indemnify, protect, defend with counsel reasonably acceptable to Sublessor and hold harmless Sublessor from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the negligence or willful misconduct of Sublessee or its employees, contractors, agents, sublessees, assignees or invitees, or (ii) a breach of Sublessee’s obligations under this Sublease or (iii) a breach of Sublessee’s obligations under the Master Lease to the extent incorporated herein with respect to the Subleased Premises. The foregoing indemnification shall exclude consequential damages (including, without limitation, lost profits and lost business opportunity) and punitive damages. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.

        B.    Sublessor. Except to the extent caused by Sublessee’s active negligence or willful misconduct, Sublessor shall indemnify, protect, defend with counsel reasonably acceptable to Sublessee and hold Sublessee harmless from and against any and all claims, liabilities, judgments, causes of action, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the negligence or willful misconduct of Sublessor or its employees, contractors, agents, assignees or invitees, or (ii) a breach of Sublessor’s obligations under this Sublease; or (iii) a breach of Sublessor’s obligations under the Master Lease to the extent those obligations are not made the obligations of Sublessee pursuant to this Sublease. The foregoing indemnification shall exclude consequential damages (including, without limitation, lost profits and lost business opportunity) and punitive damages. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.

9.    Right to Cure Defaults. If Sublessee fails to pay any sum of money when due to Sublessor, or fails to perform any other act on its part to be performed hereunder, in each case within the applicable notice and cure period, then Sublessor may, but shall not be obligated to, upon two business

5

(2) days’ prior notice to Sublessee, make such payment or perform such act. All such sums paid, and all costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the lesser of the rate of ten percent (10%) per annum or the maximum rate permitted by law (“Interest Rate”) from the date of the expenditure until repaid.

10.    Assignment and Subletting. Sublessee shall not have the right to assign this Sublease, sublease the Subleased Premises, transfer any interest of Sublessee therein, or permit any use of the Subleased Premises by another party (“Transfer”) without the prior written consent of Master Lessor and of Sublessor, which consents shall be granted or denied pursuant to Article 7 of the Master Lease. Any Transfer without the consents required by this Paragraph shall be void and shall, at the option of Sublessor, terminate this Sublease. Sublessor’s consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease, unless the consent expressly so provides. Any Transfer proposed by Sublessee shall be in strict accordance with the provisions of Article 7 of the Master Lease. Notwithstanding anything to the contrary contained in this Paragraph, any assignment consideration resulting from an assignment of this Sublease by Sublessee or any excess rentals resulting from a sub-sublease of the Subleased Premises by Sublessee shall be shared equally between Sublessor and Sublessee after Master Lessor has been paid its share of assignment consideration or excess rentals pursuant to Section 7.5 of the Master Lease.

11.    Use. Sublessee may use the Subleased Premises only for the uses permitted in Section 1.1.T. of the Master Lease (software development and design, software sales, software storage and distribution, offices, marketing and other related support and other related legal uses), and for no other purpose. Notwithstanding anything to the contrary contained in the foregoing sentence, Sublessor hereby consents to Sublessee’s use of the Subleased Premises for R&D, testing and engineering purposes so long as Master Lessor consents to such uses. Sublessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction, or going out of business, fire or bankruptcy sale upon the Subleased Premises without first having obtained Sublessor’s prior written consent. Sublessee, at Sublessee’s sole cost and expense, shall obtain and maintain in force during the Term of this Sublease all permits, licenses and approvals required or necessary for the conduct of the activities of Sublessee on the Subleased Premises. Sublessee shall comply with all rules and regulations promulgated from time to time by Master Lessor of which Sublessee receives actual written notice.

12.    Effect of Conveyance. As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any transfer of said tenant’s interest, as of the date of such transfer Sublessor shall be and hereby is entirely relieved of all covenants and obligations of the Sublessor hereunder accruing after the date of the transfer, and it shall be deemed and construed, without further agreement between the parties, that the transferee has assumed and shall carry out all covenants and obligations to be performed by Sublessor hereunder from and after the date of the transfer. Sublessor may not assign Sublessor’s interest in the Master Lease or this Sublease without the prior written consent of Sublessee. Notwithstanding the foregoing sentence, Sublessor shall be permitted to assign its interest in the Master Lease, the Subleased Premises or this Sublease without the prior written consent of Sublessee to (i) a successor corporation related to Sublessor by merger, consolidation, nonbankruptcy reorganization or government action; or (ii) a purchaser of substantially all of Sublessor’s stock or assets (either of the foregoing being a “Permitted Transfer”).

6

13. Acceptance. The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis as set forth in Paragraph 7 above, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises except as set forth in Paragraph 7 above and Paragraph 35 below. Sublessee hereby represents to Sublessor that (i) Sublessee has fully inspected the Subleased Premises and the physical condition thereof, including, without limitation, accessibility and location of utilities and improvements and earthquake preparedness, which in Sublessee’s judgment affect or influence Sublessee’s use of the Subleased Premises and Sublessee’s willingness to enter into this Sublease; (ii) Sublessee is relying on its inspection in subleasing the Subleased Premises; and (ii) Sublessee has received no representations or warranties from Sublessor other than with respect to the physical condition of the Subleased Premises (as set forth in Paragraph 7 above and Paragraph 35 below) on which Sublessee has relied in entering into this Sublease.

14. Improvements. No alterations or improvements shall be made to the Subleased Premises except in strict accordance with this Sublease and Article 6 of the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, which consent of Sublessor shall not be unreasonably withheld or delayed. Any alteration or improvement undertaken by Sublessee shall be performed with all required governmental permits and in compliance with applicable laws. Sublessor shall not be required to provide a tenant improvement allowance to Sublessee in connection with Sublessee’s construction of any improvements to the Subleased Premises. Upon the expiration or earlier termination of this Sublease, Sublessee, at its sole cost, shall be responsible for removing any and all alterations or improvements installed in the Subleased Premises by Sublessee (but not alterations or improvements made to the Subleased Premises by Sublessor or parties other than Sublessee) and repairing any damage caused by such removal, unless Master Lessor notifies Sublessee in writing that Master Lessor will not require Sublessee to remove such alterations or improvements. Sublessee shall not be responsible for repairing the squeaking noise on the second floor of the Subleased Premises at any time during the Term or upon the expiration or earlier termination of this Sublease.

15. Waiver of Subrogation and Release. Sublessor hereby releases Sublessee, and Sublessee hereby releases Sublessor, and Master Lessor, and each of their respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Subleased Premises which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss or required to be carried hereunder. Sublessee shall give notice to all insurance carriers that the foregoing mutual waiver of subrogation is contained in this Sublease, and shall obtain from such insurance carriers a waiver of the rights of subrogation. Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation: (i) failure or interruption of any utility system, or service for reasons outside of Sublessor’s reasonable control; or (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease. Notwithstanding the foregoing to the contrary, to the extent that Rent is abated for Sublessor with respect to the Subleased Premises pursuant to the terms of the Master Lease, Sublessee’s Rent obligations with respect to the Subleased Premises also shall be abated. Sublessor and Sublessee are corporations, and the obligations of Sublessor and Sublessee shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders or other principals or representatives of such corporations.

7

16. Default. Sublessee shall be in material default under this Sublease if Sublessee fails to perform any of its obligations hereunder after the passage of applicable notice and cure periods provided for in the Master Lease, modified, however, as set forth in Paragraph 24.A. below. In addition, Sublessee shall be in material default of its obligations under this Sublease if Sublessee is responsible for the occurrence of any of the events of default set forth in Section 12.1 of the Master Lease.

17. Remedies. In the event of any default by Sublessee under this Sublease (including, without limitation, a default pursuant to Section 12.1 of the Master Lease), Sublessor shall have all remedies provided by applicable law and in equity, including, without limitation, all rights pursuant to 12.2 of the Master Lease. Sublessor may resort to its remedies cumulatively or in the alternative.

18. Surrender. On or before the Expiration Date or earlier termination of this Sublease, Sublessee shall remove all of its trade fixtures and all alterations and improvements (unless Master Lessor has permitted Sublessee to leave its alterations and improvements), and shall surrender the Subleased Premises to Sublessor in clean condition and in the same condition required by Section 2.6 of the Master Lease. Any damage or deterioration of the Subleased Premises shall not be deemed ordinary wear and tear if the same could have been prevented by customary and ordinary maintenance practices. Not later than the expiration of the Term of this Sublease or the date of any sooner termination, Sublessee shall repair any damage to the Subleased Premises occasioned by the installation or removal of Sublessee’s trade fixtures, furnishings, equipment, alterations or improvements and personal property. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all reasonable costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. Sublessee shall indemnify, defend, protect and hold harmless Sublessor against any and all claims, liabilities, judgments, causes of action, damages, costs, and expenses (including reasonable attorneys’ and experts’ fees) resulting from Sublessee’s delay in surrendering the Subleased Premises, including, without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. The indemnification set forth in this Paragraph shall survive the expiration or earlier termination of this Sublease.

19. Brokers. Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction, except Colliers International, representing Sublessor and Sublessee in dual agency. Sublessor and Sublessee hereby consent to such dual agency. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with such other agent, broker, salesman, or finder. The warranties and representations contained in this Paragraph 19 shall survive the termination of this Sublease. Sublessor shall be responsible for payment of a brokerage commission in connection with this transaction pursuant to a separate agreement between Sublessor and Colliers International.

20. Notices. Unless five (5) days’ prior written notice is given in the manner set forth in this Paragraph, the addresses of Sublessor and Sublessee for all purposes connected with this Sublease shall be the addresses set forth below their respective signatures. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered; or (ii) if properly addressed and sent by either nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt or other documentation for acceptance or rejection. All notices given to the Master Lessor under

8

the Master Lease shall be considered received only when delivered in accordance with Sections 1.1.C. and 13.10 of the Master Lease.

21.    Severability. If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

22.    Amendment. This Sublease may not be amended except by the written agreement of all parties hereto.

23.    Attorneys’ Fees. In the event of any dispute between the parties arising under this Sublease, or the breach of any covenant or condition under this Sublease, then the prevailing party shall be entitled to have and recover from the party not so prevailing, the prevailing party’s reasonable costs and reasonable attorneys’ fees incurred in any dispute, collection or attempted collection, negotiation relative to the obligations contained herein, or action or proceeding brought to enforce this Sublease, whether such costs and fees are incurred in taking any action under this Sublease or in any judicial proceeding (including appellate proceedings). “Prevailing party” for the purposes of this Paragraph 23 shall include, without limitation, the party who receives from the other party the sums allegedly due, performance of the covenants allegedly breached, consideration substantially equal to that which was demanded, or substantially the relief or consideration sought, whether or not any judicial proceeding is commenced or prosecuted to final judgment, or a party who dismisses a judicial action in return for substantially the performance or relief sought or in the payment of the sums allegedly due.

24.    Other Sublease Terms.

A.    Incorporation By Reference. Except as otherwise provided in this Sublease, the terms and conditions of this Sublease shall include various Sections of the Master Lease, which are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated Sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as expressly set forth herein; (iv) with respect to work, services, repairs, restoration, provision of insurance or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s commercially reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain the Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Lease, Sublessee shall have two (2) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) Sublessor shall have no liability to Sublessee with respect to (a) representations and warranties made by Master Lessor under the Master Lease, (b) any indemnification obligations of Master Lessor under the Master Lease, or other obligations or liabilities of Master Lessor under the Master Lease with respect to compliance with laws, condition of the Subleased Premises or Hazardous Materials, and (c) obligations under the Master Lease to repair, maintain, restore, or insure all or any portion of the Subleased Premises, regardless of whether the incorporation of one or more provisions of the Master Lease might otherwise operate to make Sublessor liable therefor; and (vii) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both the Master Lessor and Sublessor, and the

9

approval of Sublessor may be withheld if the Master Lessor’s consent is not obtained. In the event of a conflict between the provisions of the Master Lease and the provisions of this Sublease, as between Sublessor and Sublessee the provisions of this Sublease shall control.

The following Sections of the Master Lease hereby are incorporated into this Sublease:

Sections 1.1 C., D., L., M., O., P. (except that Sublessor and Sublessee agree that the square footage of the Building is 15,000 square feet), Q., R., T. (subject to Master Lessor’s consent to Sublessee’s change in use), U. and V.;

Sections 2.1, 2.2 and 2.6, except that (i) in Section 2.1 the words “reserving and excepting to Landlord the exclusive right to all profits to be derived from any assignments or subletting by Tenant during the Lease Term by reason of the appreciation in the fair market rental value of the Leased Premises” hereby are deleted; and (ii) the reference to “Lease Commencement Date” in Section 2.6 shall mean the Commencement Date of this Sublease; Section 3.2, except that references to “Landlord” in Section 3.2 relative to costs paid or incurred by Landlord shall mean only costs paid or incurred by Master Lessor;

Sections 3.3. 3.4, 3.5 and 3.8, except that references to “Landlord” in the first sentence of Section 3.3 shall mean only Master Lessor;

Article 4, except that references to “Landlord” in all but the last sentence of Section 4.11 and in Section 4.12 shall mean only Master Lessor;

Article 5, except that references to “Landlord” in Section 5.1B and the first and third sentences of Section 5.2 and the first sentence of Section 5.4 shall mean only Master Lessor;

Articles 6 through 8;

Article 9, except that (i) Section 9.3 is deleted, and (ii) references to “Landlord” in Section 9.2 shall mean only Master Lessor;

Article 10, except that (i) references to “Landlord” in Sections 10.1, 10.2, 10.3 and 10.4 shall mean only Master Lessor; and (ii) Sublessee shall not exercise the termination rights set forth in Section 10.4 without five (5) days’ prior written notice to Sublessor;

Article 11, except that references to “Landlord” in Sections 11.1, 11.2, 11.3, 11.4, 11.5 and 11.7 shall mean only Master Lessor, (ii) Sublessee shall not exercise the termination rights set forth in Section 11.1 without five (5) days’ prior written notice to Sublessor, and (iii) the reference to “Tenant” in subsection (2) in Section 11.5 shall mean only Sublessor;

Article 12;

Article 13, except that (i) Section 13.12.D hereby is deleted, (ii) the phrase “Base Monthly Rent” as used in Section 13.2 shall mean the Base Monthly Rent payable by Sublessor as “Tenant” under the Master Lease; (iii) references to “Landlord” in Sections 13.3, 13.5 and 13.8 shall mean only Master Lessor; (iv) Section 13.10 is incorporated only for purposes of providing notices to Master Lessor; (v) references to “Landlord’s business of owning, leasing or managing the Leased Premises” in

10

Section 13.12.A shall mean only Master Lessor’s business; and (vi) references to “Landlord’s Insurance Costs” in Sections 13.123, C and E shall mean only Master Lessor’s insurance costs;

Article 14, except that Section 14.2 hereby is deleted;

Lease Addendum Section 15, except that (i) references to “Landlord” in Section 15.A. shall mean only Master Lessor, (ii) the representation of Master Lessor in Section 15.A shall be deemed made by Master Lessor as of the Commencement Date of the Master Lease, and (iii) the reference to “Lease Commencement Date” in section 15.B shall mean the Commencement Date of this Sublease; and

Exhibits A and B.

B. Agreement to Perform Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly agrees, as between Sublessor and Sublessee: (i) to comply with all provisions of the Master Lease with respect to the Subleased Premises during the Term to the extent incorporated herein; (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease with respect to the Subleased Premises during the Term to the extent incorporated herein; and (iii) to hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims, demands, and expenses (including reasonable attorneys’ and experts’ fees) arising out of Sublessee’s failure to comply with or to perform Sublessee’s obligations hereunder or the obligations of the “Tenant” under the Master Lease as herein provided, or to act or omit to act in any manner which will constitute a breach of the Master Lease. The foregoing indemnification shall exclude consequential damages (including, without limitation, lost profits and lost business opportunity) and punitive damages. The foregoing indemnification shall survive the termination of this Sublease.

C. Sublessor’s Obligations. Sublessor hereby agrees to maintain the Master Lease in force during the entire Term of this Sublease and to pay rent to Master Lessor in accordance with the terms of the Master Lease, subject, however, to any earlier termination of the Master Lease without the fault of Sublessor; provided, however, that Sublessor hereby agrees not to exercise any termination rights provided to “Tenant” under the Master Lease unless requested to do so by Sublessee, in which case this Sublease shall terminate as of the date of termination of the Master Lease. Sublessor promptly shall deliver to Sublessee copies of all notices, demands and requests that Sublessor may receive under the Master Lease.

25. Condition Precedent. The Commencement Date and Sublessor’s and Sublessee’s rights and obligations hereunder are conditioned upon receipt by Sublessor of Master Lessor’s written consent to this Sublease, in form and content acceptable to Sublessor and Sublessee in their sole but reasonable discretion. Without limiting the foregoing, if Master Lessor’s consent does not specifically approve the changes in use set forth in Paragraph 11 above, Sublessee shall have the right to terminate this Sublease, neither party shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee’s execution hereof. Sublessee shall provide to Master Lessor all financial and other information requested by Master Lessor pursuant to Section 7.3 of the Master Lease. If Sublessor fails to obtain the Master Lessor’s consent in the form required by this Paragraph within fifteen (15) business days after the date on which Sublessor delivers to Master Lessor a copy of this Sublease executed by Sublessor and Sublessee, then either Sublessor or Sublessee may terminate this Sublease by giving the other written notice, neither party shall

11

have any further rights or obligations hereunder and Sublessor shall return to Sublessee all sums paid by Sublessee to Sublessor in connection with Sublessee’s execution hereof. The return of all sums paid by Sublessee to Sublessor as set forth in this Paragraph shall be Sublessee’s sole and exclusive remedy in the event of a termination pursuant to the foregoing sentence.

26.    Signage. From or after the Commencement Date, Sublessee shall have the right, at Sublessee’s sole cost and expense, and in accordance with applicable governmental regulations, to install signage on the existing monument sign located on the Property and on the Building, subject to Master Lessor’s approval pursuant to Section 4.4 of the Master Lease. Not later than the Commencement Date, Sublessor, at no cost to Sublessee, shall remove its existing Building and monument signage.

27.    No Offer. Submission of this Sublease for examination or signature by Sublessee does not constitute a reservation of, option for or option to sublease, and such submission is not effective as a sublease or otherwise until execution and delivery hereof by both Sublessor and Sublessee, subject, however, to the provisions of Paragraph 25 above.

28.    Sublessee’s Financial Statements. Sublessee shall provide to Sublessor financial statements when and in the form required by Section 13.7 of the Master Lease. Sublessor agrees that such financial statements, and the information contained therein, shall be kept confidential and shall not be disclosed to third parties without the prior written consent of Sublessee (i) except in connection with a Permitted Transfer as defined in Paragraph 12 above, and (ii) except as required by applicable law.

29.    Estoppel Certificates. Within seven (7) business days after receipt of demand by Sublessor or Master Lessor, Sublessee shall execute and deliver to Sublessor an estoppel certificate to Sublessor in connection with this Sublease in the form required pursuant to Section 13.6 of the Master Lease.

30.    Holding Over. No right to hold over in the Premises is granted hereby. If Sublessee holds over in the Subleased Premises after the expiration or sooner termination of the Term of this Sublease, the terms and conditions of Section 13.2 of the Master Lease shall apply, as modified by Paragraph 24.A. above. In addition, Sublessee shall indemnify, defend, protect and hold harmless Sublessor and Master Lessor from and against any and all claims for damages as the result of the failure of Sublessee to surrender the Subleased Premises in the condition required by this Sublease upon the expiration or sooner termination of the Term of this Sublease, including, without limitation, claims made by any succeeding tenant or subtenant. The foregoing indemnification shall survive the expiration or earlier termination of this Sublease.

31.    Counterparts. This Sublease may be executed in counterparts, each of which, when taken together as a whole, shall constitute one (1) original document.

32.    Quiet Enjoyment. Sublessee shall peacefully have, hold and enjoy the Subleased Premises, subject to the terms and conditions of this Sublease, provided that Sublessee pays all Rent and performs all of Sublessee’s covenants and agreements contained herein.

33.    Personal Property. During the Term of this Sublease, Sublessor shall provide to Sublessee, at no additional cost to Sublessee, the use of the furniture and network wiring located within the Subleased Premises on the Commencement Date (collectively, “Personal Property”). Sublessee acknowledges that Sublessee is taking possession of the Personal Property on an “as is, where is with all

12

faults” basis, and that Sublessee is not relying on any representations or warranties of any kind whatsoever, express or implied, including, without limitation, any implied warranties as to merchantability or fitness for a particular purpose; provided, however, that Sublessor represents for the benefit of Sublessee that Sublessor owns the Personal Property free and clear of all liens. Sublessor shall have no obligation to repair, maintain, replace or insure the Personal Property. Upon the expiration or earlier termination of this Sublease, Sublessee shall return the Personal Property to Sublessor by leaving the Personal Property on the Subleased Premises in the configuration and in the condition received, ordinary wear and tear excepted. Any damage or deterioration of the Subleased Premises shall not be deemed ordinary wear and tear if the same could have been prevented by customary and ordinary maintenance practices.

34.    Authorization to Direct Sublease Payments. Sublessor hereby acknowledges that Sublessor’s failure to pay the rent and other sums owing by Sublessor to Master Lessor under the Master Lease will cause Sublessee to incur damages, costs and expenses not contemplated by this Sublease, especially in those cases where Sublessee has paid sums to Sublessor hereunder which correspond in whole or in part to the amounts owing by Sublessor to Master Lessor under the Master Lease. Accordingly, Sublessee shall have the tight to pay all Rent and other sums owing by Sublessee to Sublessor hereunder for those items which also are owed by Sublessor to Master Lessor under the Master Lease directly to Master Lessor on the following terms and conditions:

(i) Sublessee reasonably believes that Sublessor has failed to make any payment required to be made by Sublessor to Master Lessor under the Master Lease and Sublessor fails to provide adequate proof of payment within two (2) business days after Sublessee’s written demand requesting such proof.

(ii) Sublessee shall provide to Sublessor concurrently with any payment to Master Lessor reasonable evidence of such payment.

(iii) Sublessee shall not prepay any amounts owing by Sublessor without the consent of Sublessor.

(iv) If Sublessor notifies Sublessee that it disputes any amount demanded by Master Lessor, Sublessee shall not make any such payment to Master Lessor unless Master Lessor has provided a three-day notice to pay such amount or forfeit the Master Lease.

Any sums paid directly by Sublessee to Master Lessor in accordance with this Paragraph shall be credited toward the amounts payable by Sublessee to Sublessor under this Sublease. In the event Sublessee tenders payment directly to Master Lessor in accordance with this Paragraph and Master Lessor refuses to accept such payment, Sublessee shall have the right to deposit such funds in an account with a national bank for the benefit of Master Lessor and Sublessor, and the deposit of said funds in such account shall discharge Sublessee’s obligation under this Sublease to make the payment in question.

35.    Sublessor’s Representations and Warranties. As an inducement to Sublessee to enter this Sublease, Sublessor represents and warrants with respect to the Subleased Premises that: (i) the Master Lease is in full force and effect, and there exists under the Master Lease no event of default, nor has there occurred any event which, with the giving of notice or passage of time or both, could constitute an event of default by Sublessor or, to Sublessor’s actual knowledge without duty of inquiry, Master

13

Lessor; (ii) to the best of Sublessor’s actual knowledge, Sublessor has not received any written notice from any insurance company of any defects or inadequacies in the Subleased Premises of any part thereof which could adversely affect the Subleased Premises or any portion thereof; (iii) to the best of Sublessor’s actual knowledge, Sublessor has not received any written notice from governmental authorities that there are pending or threatened condemnation or similar proceedings affecting the Subleased Premises or any portion thereof; (iv) Sublessor has not assigned (for security purposes or otherwise) its interest in the Master Lease or sublet its interest in the Subleased Premises; (v) Sublessor has provided Sublessee with true, correct and complete copies of any and all Private Restrictions affecting the Subleased Premises; (vi) the copy of the Master Lease attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease, including all amendments and modifications thereto; and (vii) to the best of Sublessor’s actual knowledge, any handling, transportation, storage, treatment or use of Hazardous Materials by Sublessor in or on the Subleased Premises has been done in compliance with all laws which relate to Hazardous Materials. Sublessor also represents and warrants for the benefit of Sublessee that those portions of the Subleased Premises which Sublessor, as Tenant under the Master Lease, is required to keep and maintain pursuant to Section 5.1.A. of the Master Lease (“Tenant’s Maintenance Items”) will be in good order, condition and repair during the first thirty (30) days of the Term. If any Tenant Maintenance Item is not in the required condition during the first thirty (30) days of the Term, Sublessee shall so notify Sublessor of the need for repair in writing, and Sublessor shall complete the repair at no cost to Sublessee; provided, however, that if the need for repair resulted from the action or inaction of Sublessee (including, without limitation, any action or inaction during Sublessee’s period of early access pursuant to Section 3.D above), Sublessor shall not be obligated to complete the repair. Time is of the essence with respect to Sublessee’s obligation to notify Sublessor of any need for repair within the first thirty (30) days of the Term, and if Sublessee does not so notify Sublessor during the thirty (30)- day period, Sublessor’s obligation to repair shall terminate and be of no further force or effect as of the end of the thirtieth (30th) day of the Term.

36.    Sublessor’s Covenants. Sublessor hereby agrees, for the benefit of Sublessee, that during the Term of this Sublease Sublessor shall not, without the prior written consent of Sublessee, which consent shall not be unreasonably withheld or delayed, (i) assign or encumber Sublessor’s interest as tenant pursuant to the Master Lease except as permitted by Paragraph 12 above; (ii) voluntarily terminate the Master Lease unless and until Master Lessor has agreed in writing to continue this Sublease in full force and effect as a direct lease between Master Lessor and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof; (iii) amend or otherwise modify the Master Lease in any manner which materially increases Sublessee’s obligations or diminishes Sublessee’s rights hereunder; or (iv) enter into any agreement with Master Lessor or any other party which would have the effect of terminating the Master Lease or disrupting the occupancy and quiet enjoyment of the Subleased Premises by Sublessee unless and until Master Lessor or the third party has agreed in writing to continue this Sublease in full force and effect as a direct lease between Master Lessor and Sublessee upon and subject to all of the terms, covenants and conditions of this Sublease for the balance of the Term hereof.

37.    Attachments. Attached to this Sublease and made a part hereof is the following:

Exhibit A - Master Lease

SUBLESSOR AND SUBLESSEE HAVE CAREFULLY READ AND REVIEWED THIS SUBLEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION

14

OF THIS SUBLEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS SUBLEASE IS EXECUTED, THE TERMS OF THIS SUBLEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF SUBLESSOR AND SUBLESSEE WITH RESPECT TO THE SUBLEASED PREMISES.

THIS SUBLEASE HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY SUBLESSOR OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be executed by their duly authorized representatives as of the day and year first above written.

SUBLESSOR:

PUMATECH, INC. a Delaware corporation

By:	/s/ KELLY J. HICKS

Its:	Chief Financial Officer &Vice President Operations

SUBLESSOR’S ADDRESS FOR NOTICES AND RENT:

PumaTech, Inc.

2550 North First Street, Suite 500

San Jose, California 95131

Attention: Keith Kitch

SUBLESSEE:

ALPHASMART, INC., a California corporation

By:	/s/ JAMES M. WALKER

Its:	Chief Financial Officer

SUBLESSEE’S ADDRESS FOR NOTICES:

20400 Stevens Creek Blvd.

Cupertino, CA 95014

15

EXHIBIT A

MASTER LEASE

[to be attached]

EXHIBIT B

SUBLESSOR’S WORK

[to be attached]

FIRST AMENDMENT TO INDUSTRIAL SPACE LEASE

THIS FIRST AMENDMENT TO INDUSTRIAL SPACE LEASE (“Amendment”) is entered into as of October 25, 2000 (“Effective Date”), by and between BR3 Partners, a California general partnership, successor in interest to Boccardo Corporation (“Landlord”) and Puma Technology, Inc., d/b/a Pumatech, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.    On or about June 6, 1997, Landlord and The Windward Group, Inc., a Delaware corporation, a wholly owned subsidiary of Vanteon Corporation, a New York corporation, successor in interest to Engfer, Fuller, Rodriguez, Inc., a California corporation, d/b/a Windward Group, Inc., a California corporation, a wholly owned subsidiary of Vanteon Corporation, a New York corporation (collectively “Vanteon”), entered into that certain Industrial Space Lease (“Lease”) for the lease of that certain real property commonly known as 973 University Avenue, Los Gatos, California 95030 (“Premises”);

B.    On or about October 18, 2000, Vanteon sold a portion of its assets to Tenant;

C.    As partial consideration for the transaction noted in Recital B above, Vanteon assigned all of its right, title and interest in and to the Lease to Tenant pursuant to the terms of that certain Letter Agreement (“Consent”) dated October 16, 2000;

D.    Landlord and Tenant wish to amend the terms of the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.    The Security Deposit is amended such that it shall be in the amount of One Hundred Seventy One Thousand Ninety Three Dollars ($171,093.00), one-half of which may, at Tenant’s option, be in the form of a letter of credit pursuant to the terms of Paragraph 2 herein.

2.    As additional security for the performance of every provision of the Lease, the Consent and this Amendment to be performed by Tenant, Tenant shall deposit with Landlord on or before October 27, 2000, an unconditional, irrevocable sight draft letter of credit in the principal amount of Eighty Five Thousand Five Hundred Forty Six and 50/100 Dollars ($85,546.50) (as may be amended, extended or replaced, “Letter of Credit”), in form and content reasonably acceptable to Landlord (including, but not limited to, a provision that any termination or cancellation thereof not be effective until at least ten (10) days after delivery of written notice to Landlord of such termination or cancellation) and drawn on a commercial lender reasonably acceptable to Landlord, having a term equal to, or being automatically renewable to, September 12, 2005, and, if the Option is exercised, provide for further automatic renewals to the date that is thirty (30) days following the scheduled expiration of the Option term, subject to the second paragraph of this section. Upon any default beyond applicable notice and cure periods (“Event of Default”) pursuant to the terms of the Lease, the Consent and/or this Amendment, without waiver of any rights that Landlord may have under the Lease, the Consent and/or this Amendment or at law or in equity as a result of an Event of Default, Landlord shall have the right to draw upon the Letter of Credit, in whole or in part, either prior to, concurrently with or after Landlord’s application of all or any portion of the Security Deposit, for payment of any sums as provided in this section with respect to application of the Security Deposit. If all or any portion of the Letter of Credit is drawn upon by Landlord hereunder, Tenant shall, within ten (10) days after written demand therefor, restore the Letter of Credit to its original amount, or if drawn upon in full, deliver to Landlord a replacement Letter of Credit, and Tenant’s failure to do so shall constitute an Event of Default under this Amendment. In addition, the failure at any time by Tenant to keep the Letter of Credit in full force and effect as required hereunder shall constitute an Event of Default under this Amendment.

In the event that the Letter of Credit has an expiration date that is prior to September 12, 2005, or, if the Option is exercised, an expiration date that is prior to the date that is thirty (30) days following the scheduled expiration of the Option term, and does not provide for automatic renewals through and including September 12, 2005, or, if the Option is exercised, an expiration date that is prior to the date that is thirty (30) days following the scheduled expiration of the Option term, then, no later than thirty (30) days prior to each scheduled expiration date of the Letter of Credit, Tenant shall cause the Letter of Credit to be either extended for a period of at least one (1) year or replaced to the reasonable satisfaction of Landlord, such that the Letter of Credit shall remain in full force and effect and drawable by Landlord through and including September 12, 2005, and, if the Option is exercised, an expiration date that is prior to the date that is thirty (30) days following the scheduled expiration of the Option term. If Landlord has not received any such extension or replacement on or before the date that is thirty (30) days prior to the then scheduled expiration date of the Letter of Credit, Landlord shall be entitled to draw down on the Letter of Credit in full, and the funds so drawn by Landlord shall be added to the Security Deposit then held by Landlord under the Lease, the Consent and this Amendment and shall thereafter be held by Landlord as part of such Security Deposit, subject to and in accordance with the terms of this Section. Notwithstanding anything contained in this Amendment to the contrary, if Landlord draws on the Letter of Credit, then Tenant shall have the right, upon ten (10) days’ prior written notice to Landlord, to obtain a refund from Landlord of any unapplied proceeds of the Letter of Credit which Landlord has drawn upon, any such refund being conditioned upon Tenant simultaneously delivering to Landlord a new replacement Letter of Credit in the amount then required, and otherwise meeting the requirements contained in this Section. In the event Tenant has not provided Landlord with written notice of its election to obtain a refund of any unapplied proceeds of the Letter of Credit within ten (10) days of the draw of such funds by Landlord, Tenant shall have waived its right to obtain a refund of such funds. Also notwithstanding anything to the contrary contained in this Amendment, Landlord shall not transfer the Letter of Credit to any party other than a successor-in-interest to Landlord’s interest in the Building of which the Premises is a part.

3.    This Amendment may be executed in counterpart originals, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

4.    In the event of an ambiguity or conflict between the terms of the Lease, the Consent and this Amendment, the terms of this Amendment shall apply.

5.    Except as expressly amended or modified herein, the terms of the Lease and the Consent shall remain in full force and effect.

2

6.    Any term not defined herein shall have the meaning ascribed to it in the Lease and/or Consent, as applicable.

7.    The execution of this Amendment is binding upon and enforceable against each of the parties hereto, and each respective party has the requisite power, authority and legal right to execute, deliver and perform the terms of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Industrial Space Lease effective as of the date fast noted above.

Tenant:		Landlord:

Puma Technology, Inc. a Delaware corporation		BR3 Partners a California general partnership

By:	/s/ KELLY J. HICKS	By:	/s/ JAMES C. REES

Name:	Kelly J. Hicks	Name:	James C. Rees

Its:	Chief Financial Officer & Vice President Operations	Its:	Managing Partner

Date:	10/25/2000	Date:	11/30/00

3

EXHIBIT B

SUBLESSOR’S WORK

[to be attached]

[GRAPHIC: FIRST FLOOR, SECOND FLOOR]

Exhibit A

Vanteon Corporation

2851 Clover Street

Pittsford, New York 14534

BR3 Partners

985 University Avenue, Suite 12

Los Gatos, California 95032

Puma Technology, Inc.

2550 North First Street, #500

San Jose, California 95131

October 16, 2000

Reference is made to that certain Industrial Space Lease (the “Lease”) by and between BR3 Partners, a California general partnership (as successor in interest to Boccardo Corporation) (“Landlord”) and The Windward Group, Inc., a Delaware corporation, a wholly owned subsidiary of Vanteon Corporation, a New York corporation (“Vanteon”) (collectively the “Company”) dated as of June 6, 1997, with respect to certain real property located at 973 University Avenue, Los Gatos, California, 95030 (the “Leased Premises”).

The Company has informed the Landlord that it intends to sell its business operations at the Leased Premises to Puma Technology, Inc., d/b/a Pumatech, Inc. a Delaware corporation (“Pumatech”) pursuant to an Asset Purchase Agreement dated as of October     , 2000 (the “Purchase Agreement”) by and among, the Company, Vanteon and Pumatech. Pursuant to the Purchase Agreement, the Company will assign, and Pumatech will assume, the Lease. The assignment contemplated in the foregoing sentence requires the consent of Landlord.

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, including, but not limited to, Landlord consenting to the assignment of the Lease and not exercising its right to recapture the Leased Premises thereunder, the parties hereby agree as follows:

1.    Amendment. The definition of “Base Monthly Rent” in Section 1.1(S) of the Lease is amended by replacing the rent schedule from and after October 1, 2000, with the following:

October l, 2000 - October 31, 2000	$33,750.00
November 1, 2000 - July 31, 2001	$48,750.00 per month
August 1, 2001 - July 31, 2002	$50,700.00 per month
August l, 2002 - July 31, 2003	$52,728.00 per month
August 1, 2003 - July 31, 2004	$54,837.00 per month
August 1, 2004 - August 13, 2005*	$57,031.00 per month

* Proration for the last partial month shall be based on thirty (30) day month.

2.    Consent. Landlord consents to and approves of the assignment of the Lease to Pumatech upon the terms and conditions of that certain Assignment and Assumption of Lease (“Assignment Agreement”), substantially in the form attached hereto as Exhibit ”A” and each and every term and condition set forth herein. The Company and Pumatech shall execute and delivery to the Landlord a fully executed original of the Assignment Agreement within ten (10) days of the date hereof. To Landlord’s actual knowledge (a) the Company is not in default under or in breach or violation of any of the terms of the Lease; and (b) Landlord knows of no valid basis for any claim of default or breach or violation of any of the terms of the Lease. The phrase “Landlord’s actual knowledge” refers to the current, actual knowledge, with no duty of inquiry of James C. Rees, managing partner of the Landlord. To the Company’s actual knowledge (y) the Landlord is not in, default under or in breach or violation of any of the terms of the Lease; and (z) the Company knows of no valid basis for any claim of default or breach or violation of any of the terms of the Lease. The Company represents and warrants that it has not previously assigned the Lease or sublet all or any portion of the Leased Premises. Upon execution, delivery and payment, as applicable, of the Assignment Agreement, the security deposit (as set forth in paragraph 3 below), consent fee (as set forth in paragraph 4 below), and grant of stock options (as set forth in paragraph 5 below), Landlord agrees that the Company shall be released from those obligations arising after the effective date of the assignment of the Lease.

3.    Security Deposit. Within ten (10) days after the date hereof, Pumatech shall deposit cash with the Landlord in an amount equal to One Hundred Eighty Two Thousand Two Hundred Fifty Dollars ($182,250.00) to be held as a security deposit pursuant to the terms of the Lease. Within ten (10) days after the receipt by Landlord of the last of (a) the fully executed Assignment Agreement; (b) the security deposit (as set forth herein); (c) consent fee (as set forth in paragraph 4 below); and (d) grant of stock options (as set forth in paragraph 5 below); Landlord shall return Thirty Nine Thousand Seven Hundred Fifty Dollars ($39,750.00) to the Company representing the security deposit of the Company.

4.    Consent Fee. In consideration of Landlord’s consent to assignment hereunder, Vanteon shall pay to Landlord a fee in the amount of Two Hundred Twenty Five Thousand Dollars ($225,000.00) within ten (10) days from the date hereof.

5.    Vanteon Stock Options. In consideration of Landlord’s consent to assignment hereunder, Vanteon shall grant to Landlord, or its assigns, within ten (10) days after the date hereof, options to purchase twenty five thousand (25,000) shares of Vanteon’s common stock at an exercise price of $0.10 per share upon terms and conditions set forth in Vanteon stock option plan, which, in any event, will be fully vested.

6.    Notice. From and after the date of this Letter Agreement, the address for delivery of notices to Tenant shall be:

Puma Technology, Inc.

2550 North First Street, #500

San Jose, California 95131

Attn: Kelly J. Hicks

Facsimile: (408) 321-3850

7.    Warranty of Authority. The execution of this Letter Agreement is binding upon and enforceable against each of the parties hereto, and each respective party has the requisite power, authority and legal right to execute, deliver and perform the terms of this Letter Agreement.

2

8.    No Consent to Further Assignments. Landlord’s consent to the assignment contemplated by this Letter Agreement shall not be construed as a consent by Landlord to any Rather assignment or sublease of the Leased Premises. The Lease may not be further assigned, nor shall the Leased Premises, or any part thereof, be sublet except in each instance in accordance with the terms of the Lease.

9.    No Modification of Lease. Except as expressly set forth herein, the Lease shall remain unmodified and in full force and effect.

10.    No Consent to Tenant Improvements or Change in Permitted Use. Landlord’s consent hereunder shall not constitute consent to any improvements, alterations and/or modifications to the Leased Premises, nor shall such consent be considered a change in the permitted use under the Lease. Any improvements, alterations and/or modifications must comply with each and every term of the Lease.

11.    Attorneys’ Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding concerning any provision of this Letter Agreement or the validity thereof, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

12.    Counterparts. This Letter Agreement may be executed in any number of counterparts (including by means of telecopied signature pages), each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

(signatures to follow on succeeding page)

3

IN WITNESS WHEREOF, the parties have duly executed this instrument as of the day and year first above written.

Landlord:		Company:

BR3 Partners,		The Windward Group
a California general partnership		a Delaware corporation

By:	/s/ James C. Rees	By:
Name:	James C. Rees	Name:
Its:	Managing Partner	Its:

Date:	10/17/00	Date:

Pumatech:

Puma Technology, Inc.	Vanteon Group
a Delaware corporation	a New York corporation

By:	By:

Name:	Name:

Its:	Its:

Date:	Date:

4

EXHIBIT A

ASSIGNMENT AND ASSUMPTION OF LEASE

[see attached]

CONSENT TO PROPOSED TRANSACTION

PROPOSED TRANSACTION

The Windward Group (“Windward”) and Metamor Worldwide, Inc. (“Metamor”) have entered into negotiations to merge Windward with and into a wholly-owned subsidiary of Metamor, with such wholly-owned subsidiary to be the surviving corporation (the “Surviving Corporation”). It is anticipated that the definitive documents will be finalized shortly after the closing will take place on or before November 1, 1998. Pursuant to Section 7.5 of the Lease Agreement between Windward and Boccardo Corporation, Inc. (“Boccardo”), dated June 6, 1997, Windward hereby requests Boccardo’s consent to this proposed transaction.

Metamor intends to cause the Surviving Corporation to carry on substantially the same business and provide substantially the same services as Windward has in the past, including the performance of Windward’s obligations under the Agreement.

CONSENT AND ACKNOWLEDGMENT

Please acknowledge your agreement to the matters set forth in this letter by executing in the space provided below. We also request that you advise us that to your knowledge Windward is not is default under or in breach or violation of, and the undersigned knows of no valid basis for any claim of default under or breach or violation of, any of the terms of the Agreement. The undersigned further acknowledges that Windward has satisfied the notice requirements of Section 8 of the Agreement for the transaction described above.

Date: 9/15/98	Boccardo Corporation, Inc.

By:
Its:

INDUSTRIAL SPACE LEASE

(Single Tenant Net)

THIS LEASE, dated June 6, 1997, for reference purposes only, is made by and between BOCCARDO CORPORATION, INC., A CALIFORNIA CORPORATION, (“LANDLORD”), and ENGFER, FULLER, RODRIGUEZ, INC., A CALIFORNIA CORPORATION, (“TENANT”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE 1

REFERENCES

1.1    REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

A.	Tenant’s Address for Notices:	ENGFER, FULLER RODRIGUEZ, INC.

	Before Commencement Date:	718 University Avenue
Los Gatos, CA 95030

	After Commencement Date:	973 University Avenue
Los Gatos, CA 95030

B.	Tenant’s Representative:	Doug Engfer

	Phone Number:	(408) 399-8516

C.	Landlord’s Address for Notices:	Boccardo Corporation
c/o Vasona Properties
985 University Avenue, Suite 12
Los Gatos, CA 95030

D.	Landlord’s Representative:	James Rees

	Phone Number:	(408) 354-5222

E.	Intended Commencement Date:	March 1, 1998

F.	Lease Term:	Seven (7) years, subject to extension in accordance with the option to extend contained in Section 16 of the addendum attached to this lease.

G.	Lease Expiration Date:	Seven (7) years from the actual Lease Commencement Date, subject to extension in accordance with the option to extend contained in Section 16 of the Addendum attached to this Lease.

H.	Tenant’s Punchlist Period:	fifteen (15) days

I.	First Mont’s Prepaid Rent:	$30,750.00 Payable at issuance of Lessors final building permit.

J.	Last Month’s Prepaid Rent:	$-0-

K.	Tenant’s Security Deposit:	$39,750.00

L.	Late Charge Amount:	Ten Percent (10%) of the delinquent amount. However, Tenant shall have a one time only late charge of Five Percent (5%) for the first delinquency.

M.	Tenant’s Required Liability Coverage:	$2,000,000.00 Combined Single Limit

N.	Brokers:	CPS Cornish & Carey Commercial

O.

Property: That certain real property situated in the Town of Los Gatos, County of Santa Clara, State of California, to be improved by Landlord with a building containing approximately 15,000 square feel and certain site improvements (which improvements will be constructed in accordance with this Lease), which real property is shown on the Site Plan attached hereto as Exhibit “A” and is commonly known as or otherwise described as follows:

973 University Avenue

Los Gatos, CA 95030

P.	Building: That certain Building within the Property in which the Leased Premises are located (the square footage of the Building will be measured from the outside of any exterior walls containing the Building and will exclude any exterior storage areas, loading docks, sidewalks, or other areas not intended for use as office or warehouse use), which Building is shown outlined in red on Exhibit “A” hereto.

Q.	Outside Areas: The “Outside Areas” shall mean all areas within the Property which are located outside the Building, but are contained on the Property, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas, and as identified on Exhibit “A”.

R.

Leased Premises: The Leased Premises are commonly known as or otherwise described as follows and as identified an Exhibit “A”:

973 University Avenue

Los Gatos, CA 95030

On or before the Commencement Date Landlord and Tenant shall determine the actual square footage of the Building, the Commencement Date of the term, the Lease Expiration Date. Such dates, amounts, figures and information shall, be set forth in the Acceptance Agreement.

S.	Base Monthly Rent: The term “Base Monthly Rent” shall man the following:

	Year 1 = $30,750.00 Year 2 = $32,250.00 Year 3 = $33,750.00 Year 4 = $35,750.00	Year 5 = $36,750.00 Year 6 = $38,250.00 Year 7 = $39,750.00

T.

Permit Use: The term “Permitted Use” shall mean the following:

Software development & design, software sales, software storage and distribution, offices, marketing and other related support, and other related legal uses.

U.

Exhibits: The term “Exhibits” shall mean the Exhibits to this Lease which are described as follows:

Exhibit “A”—Site Plan showing the Property and approximately delineating the Building to be built by Landlord.

Exhibit “B”—Floor Plan outlining the Building.

Exhibit “C”—Tenant Improvement Agreement

Exhibit “D”—Acceptance Agreement

“Approved Schematic Plan” dated February 9, 1997

V.	Addenda: The term “Addenda” shall man the Addendum (or Addenda) to this Lease which is (or are) described as follows: First Addendum to Lease

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1    DEMISE OF LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain Leased Premises described in Article 1 as the Lease Premises, reserving and excepting to Landlord the exclusive right to all profits to be derived from any assignments or subletting by Tenant during the Lease Term by reason of the appreciation in the fair market rental value of the Leased Premises. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all laws governing the use of the Leased Premises and (he Property, (iii) ~~all private restrictions,~~ easements and other matters now of public record respecting the use of the Leased Premises and the Property, and (iv) all reasonable rules and regulations from time to time established by Landlord.

2.2    RIGHT TO USE OUTSIDE AREAS: As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant’s right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 4 and shall terminate concurrently with any termination of this Lease.

2.3    LEASE COMMENCEMENT DATE AND LEASE TERM: The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date (as set forth in Article 1) unless either (i) Landlord is unable to deliver possession of the Leased Premises to Tenant on the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Paragraph 2.4 below or (ii) Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Paragraph 2.7 below (the “Lease Commencement Date”). ~~The term of this Lease shall end on the Lease Expiration Date (as set forth in Article 1), irrespective of whatever date the Lease Commencement Date is determined to be pursuant to the foregoing sentence.~~ The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”).

2.4    DELIVERY OF POSSESSION: Landlord shall deliver to Tenant possession of the Leased Premises on or before the intended Commencement Date (as set forth in Article 1) with all improvements to lie constructed by Landlord under Exhibit “C” substantially completed and ready for occupancy; provided that the delivery of possession of the Leased Premises and the acceptance of the same by Tenant shall not waive or prejudice Tenant’s rights with respect to (a) any punchlist items or (b) any items covered by any warranties contained in this Lease or construction contracts if Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on or before the Intended Commencement Date, for whatever reason, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by tenant until the lapse of one hundred twenty days alter the Intended Commencement date (the “delivery grace period”); however, the Lease Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that file Leased Premises are in the agreed condition and are Ready for Occupancy. Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in making the agreed improvements and/or delivering possession of the Leased Premises to Tenant by reason of Force Majure or the actions of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant within the described delivery grace period (including any extensions thereof by reason of Force Majure or the actions of Tenant), then Tenant’s sole remedy shall be to cancel and terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not cancel this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into (the agreed condition and are Ready for Occupancy.

2.5    ACCEPTANCE OF POSSESSION: Tenant acknowledges that as of Commencement Date it has inspected the Leased Premises and is willing to accept them in their existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant’s obligation to accept possession of the Leased Premises pursuant to a written Addenda attached to and made a part of this Lease, to modify existing interior improvements or to make, construct and/or install specified improvements within the Leased Premises, in which case Tenant agrees to accept possession of the Leased Premises when Landlord has substantially completed such modifications or improvements and the Leased Premises are Ready for Occupancy. ~~If Landlord shall have so modified existing improvements or constructed additional improvements within the Leased Premises for Tenant,~~ Tenant shall, within Tenant’s Punchlist Period (as set forth in Article 1) which shall commence on the date that Landlord notifies Tenant that the agreed improvements have been completed and the Lease Premises are Ready for Occupancy, submit to Landlord a punchlist of all incomplete and/or improper work performed by Landlord; provided that the delivery of Tenant’s Punchlist shall not waive or and prejudice Tenant’s rights with respect to any items covered by any warranties contained in this Lease or construction contracts. Upon the expiration of Tenant’s Punchlist Period, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then-existing condition as so delivered by Landlord to Tenant, except as to those items reasonably set forth in the punchlist submitted to Landlord prior to the expiration of said period; provided that the delivery of Tenant’s Punchlist shall not waive or and prejudice Tenant’s rights with respect to any items covered by any warranties contained in this Lease or construction contracts. Landlord agrees to correct all items reasonably set forth in Tenant’s punchlist, provided that such punchlist was submitted to Landlord within Tenant’s Punchlist Period. ~~Additionally, Landlord agrees to place in good working order all existing plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and all main doors and rollup truck doors serving the Leased Premises to the extent that such systems and/or items are not in good operating condition as of the date Tenant accepts possession of the Leased Premises; provided that, and only if, Tenant notifies Landlord in writing of such failures or deficiencies within five business days from the date Tenant so accepts possession of the Lease Premises.~~

2.6    SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant’s removal of Tenant’s property. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord’s approval or not.

Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements constructed or installed by Tenant which Landlord requests be so removed by Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this Paragraph at the expiration or sooner termination of this Lease, Landlord may at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to landlord for all costs incurred by Landlord in returning the leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by Law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus interest as above set forth within ten working days of Landlord’s billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitations, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants.

2.7    EARLY OCCUPANCY: Tenant shall have the right to take possession of the Leased Premises fifteen (15) days before the actual Commencement Dale for the purpose of installing Tenant’s furniture, fixtures, and leasehold alterations. Landlord shall give Tenant written notice (the “Early Occupancy Notice”) not later than thirty (30) days prior to the actual Commencement Date of when the actual Commencement Date is anticipated to occur and Tenant shall have the right to take possession (of the Leased Premises fifteen (15) days before the anticipated Commencement Date set forth in the Early Occupancy Notice. If Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date (or permits its contractors to enter the Leased Premises prior to the Intended Commencement Date), ~~unless otherwise agreed in writing by Landlord, the Lease Commencement Date shall be deemed to have occurred on such sooner date, and~~ Tenant shall be obligated to perform all its obligations under this Lease, ~~including~~ excluding the obligation to pay rent and additional rent, from that sooner date and such early occupancy shall not accelerate the Commencement Date or any of Tenant’s rights with respect to the Punchlist Period.

2.8    TERMINATION OPTION: Tenant or Landlord shall have the right, option and privilege of terminating this Lease if (i) ~~Landlord fails to obtain approval by the Town of Los Gatos Planning Commission for the construction of the Building and the Outside Areas by April 1, 1997 on terms and conditions that are reasonably acceptable to Tenant and Landlord and/or~~ (ii) Landlord fails to obtain all government permits (including, without limitation, building and grading permits) required to construct the Building and Outside Areas by October 1, 1997. Tenants will cooperate with Landlord in all matters relative to the Leased Premises, including required municipal consents and permits, and will execute all papers proper or necessary in connection therewith.

ARTICLE 3:

RENT, LATE CHARGES AND SECURITY DEPOSIT

3.1     BASE MONTHLY RENT: Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to

Landlord, without prior demand therefore, in advance on the first day of each calendar month, as base monthly rent, the amount set forth as “Base Monthly Rent” in Article 1 (the “Base Monthly Rent”).

3.2    ADDITIONAL RENT: Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the “Additional Rent”) the following amounts:

A.    An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

(1)  Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten working days after receipt of a written bill therefore from Landlord; and/or

(2)  Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent.

(3)  Landlord reserves the right to change from time to time the methods, of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

B.    Landlord’s share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

C.    Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

D.    Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease other than late charges and interest on defaulted rent.

3.3    YEAR-END ADJUSTMENTS: If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2A(2) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within ten working days from Landlord’s billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4    LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which arc extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent or Additional Real is not received by landlord from Tenant within six calendar days after the same becomes due, Tenant shall immediately pay to landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount”, and if any Additional Rent is not received by landlord within six calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to tell percent of the Additional Rent not so paid Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within to pay any rental installment or prevent Landlord front exercising any right or remedy available to Landlord upon tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of six calendar days, than, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said sixth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

3.5    PAYMENT OF RENT: All rent shall be paid in lawful money of the United Stales, except as provided by this Lease, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.

3.6    PREPAID RENT: Tenant has paid to Landlord the amount set forth in Article 1 as “First Month’s Prepaid Rent” as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder. Additionally, Tenant has paid to Landlord the amount set forth in Article 1 as “Last Month’s Prepaid Rent” as prepayment of rent for credit against the last installment’s of Base Monthly Rent due hereunder, subject, however, to the provisions of Paragraph 3.7 below:

3.7    SECURITY DEPOSIT: Tenant has deposited with Landlord the amount set forth in Article I as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused by Tenant; (iii) to clean and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises. In this regard, Tenant hereby waives any restrictions on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of like California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used. Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum, if Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as “Last Month’s Prepaid Rent”, Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant’s Last Month’s Prepaid Rent by transferring all or portions of such Last Month’s Prepaid Rent to Tenant’s Security Deposit until such Security Deposit is restored to the amount set forth in Article l. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty days following a surrender of the Leased Premises by Tenant to Landlord within which to restore the Security Deposit (less permitted deductions) to Tenant, it being agreed between Landlord and Tenant that sixty days is a reasonable period of time within which to inspect the Leased Premises, make required repairs, receive and verify workmen’s billings therefore, and prepare a final accounting with respect to such deposit. In no event shall the Security Deposit, or any portion thereof, be considered prepaid rent.

3.8    AUDIT: Tenant may, but in no event more than once in any calendar year and only for the previous calendar year, inspect, examine and audit Landlord’s records relating to the determination of the amount of the common area maintenance charges, real property taxes, insurance or other related charges. If such examination or audit discloses an overpayment by Tenant for common area maintenance charges, real property taxes, insurance or other charges, Landlord shall promptly pay to Tenant the amount of such excess payment.

ARTICLE 4:

USE OF LEASE PREMISES AND OUTSIDE AREA

4.1    PERMITTED USE: Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. ~~Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of thirty consecutive calendar days shall be, at Landlord’s election, a default by Tenant under the terms of this Lease.~~ Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant may vacate the Leased Premises so long as it provides notice to Landlord and safeguards the Leased Premises in a manner reasonably satisfactory to Landlord and Landlord’s insurance carrier. However, Tenant shall remain liable for Rent and all other obligations herein set forth.

4.2    GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building or (iii) damage or impair the efficient operation of the sprinkler systems (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or tile Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment, and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas of the Property.

4.3    NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4    TRASH DISPOSAL: Tenant shall provide trash bins (or other adequate garbage disposal facilities) within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed front the Property at Tenant’s sole cost. Tenant shall at all times keep the leased Premises, the Building, the Outside Areas and the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5    PARKING: Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Ten Dollars per day for each day or partial day that each such vehicle is so parked within the Property.

4.6    SIGNS: Other than one business identification sign which is first approved by Landlord in accordance with this Paragraph, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be installed only in strict compliance with Landlord’s approval, at Tenant’s expense, using a person first approved by Landlord to install same. Landlord may remove any signs (which have not been first approved in writing by Landlord), advertisements, banners placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease. Landlord shall not remove, alter, or modify any sign installed in compliance with this Lease without Tenant’s prior written consent.

4.7    COMPLIANCE WITH LAWS ~~AND PRIVATE RESTRICTIONS~~: Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to do so. The indemnity provision of this Paragraph shall survive the expiration or sooner termination of this Lease, with respect to any activities of Tenant occurring on or about the Property while Tenant was in possession of the Lease Premises.

4.8    COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance politics required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (or permit any other person to conduct) any activities not keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any of such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any such policies, or (iv) could cause an increase in the rates (over standard rates) charges for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverage’s carried by either Landlord or Tenant pursuant to this Lease.

4.9    LANDLORD’S RIGHT TO ENTER: Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgages or tenant: (iii) making necessary alterations, additions or repairs; (iv) performing any of Tenant’s obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and Outside Areas, (ii) posting notices of non-responsibility, and (iii) supplying any services to be provided by Landlord. Any entry into the Leased premises or the Outside Areas obtained by landlord in accordance with this Paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof. In exercising any right of entry hereunder, Landlord shall minimize any inconvenience or interruption of Tenant’s business.

4.10    USE OF OUTSIDE AREAS: Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.

4.11    RULES AND REGULATIONS: Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.12    ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by season of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.13    QUIET POSSESSION: Upon Tenant paying the rent reserved hereunder and observing and performing all or the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1    REPAIR AND MAINTENANCE: Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an Act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Outside Areas.

A.    Tenants Obligation: Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps, (vi) all heating ventilating and air conditioning equipment, and (vii) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant’s sole cost and expense, a licensed treating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall at all times during the Lease Term, keep in a clean and safe condition the Outside Areas, Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance an all common areas of the Leased Premises and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at its sole cost and expense, repair all damage to else Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damage. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Paragraph within a reasonable period of time following notice front Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

B.    Landlord’s Obligation: Landlord shall, at all times during the lease Term, maintain in good condition and repair: (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior walls, and roof) and (ii) the landscaped areas located outside the Building. The provisions of this Subparagraph B shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3) the costs incurred by Landlord in performing such maintenance and/or making such repairs. However, except for damage caused by any negligent or intentional act or omission of Tenant, Tenant’s agents, employees, or invitees in which event Tenant shall repair the damage, Landlord, at Landlord’s expense, shall keep in good order, condition and repair the foundations, exterior walls and the exterior roof of the Building. Landlord shall not, however, be obligated to paint such exterior, nor shall Landlord be required to maintain the interior surface of the exterior walls, windows, doors or plate glass. Landlord shall have no obligation to make such repairs under this paragraph until a reasonable time (within ten [10] days) after receipt of written notice of the need for such repairs. If Landlord constructs or installs any capital improvements and additions in and to the Leased Premises as part of Landlord’s repair and maintenance of the Outside Area, Landlord shall amortize the cost of such capital improvement or addition over its useful life and shall be authorized to include in the Property Operating Expenses only the amortized portion of such cost attributable to such year. For the purposes of this Lease, an item of repair or maintenance shall be deemed to be a capital improvement if the cost thereof is required to be amortized (as opposed to expensed) under generally accepted accounting principles.

5.2    UTILITIES: Following Landlord’s initial construction of the Leased Premises (which construction shall include, without limitation, the initial provision of utility services to the Leased Premises and the reasonable distribution of such utility service within the Leased Premises as referenced in the construction drawings), Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name, provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant’s name, Tenant shall do so at Tenant’s sole cost. Tenant shall pay all charges for water, gas, electricity, and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3    SECURITY: Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

5.4    ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5    LIMITATION OF LANDLORD’S LIABILITY: Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside areas, or the protection of Tenant’s property or Tenant’s employees, invitees, agents or contractors, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord’s sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.1    TENANT: Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld or delayed. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by landlord, in substantial compliance with the Landlord approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality, Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modifications, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2    OWNERSHIP OF IMPROVEMENTS: All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this lease, all such modifications, alterations and improvements (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, healing, ventilating and air conditioning fixtures, partitioning (except movable partitions), window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3    ALTERATIONS REQUIRED BY LAW: Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including an eighteen percent per annum cost of money factor, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications, alterations and improvements, as so amortized shall be considered a Property Maintenance Cost.

6.4    LIENS: Tenant shall keep the Property and every part thereof free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after the same has been so recorded. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7:

ASSIGNMENT AND SUBLETTING BY TENANT

7.1    BY TENANT: Tenant shall not sublet the Leased Premises for any portion thereof or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord’s prior written consent first obtained in accordance with the provisions of this Article 7. Any attempted subletting, assignment or encumbrance without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant’s interest in this Lease.

7.2    MERGER OR REORGANIZATION: If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease. The phrase “controlling percentage” means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.

7.3    LANDLORD’S ELECTION: If Tenant shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at lease sixty days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposal assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee’s or sublessee’s intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of fifteen days following receipt of such notice and the required information within which to do one of the following: (a) cancel and terminate this Lease effective as of the intended subletting or assignment with respect to the portion of the Leased Premises to he subject to the assignment or subletting an the dale set forth in Tenant’s notice, or (b) if Landlord shall not have elected to cancel and terminate this lease to either (i) consent to such requested assignment or subletting subject to Tenant’s compliance with the conditions set forth in Paragraph 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. During said fifteen day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment of subletting and/or the proposed assignee or sublessee. If Landlord fails to elect one of the two options afforded by this Section within fifteen (15) days of Landlord’s receipt of all requested information, such failure shall be deemed a consent to such assignment or sublease. If Landlord refuses his consent, Landlord’s refusal shall identify each and every basis upon which such consent is refused.

7.4    CONDITIONS TO LANDLORD’S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee, sublessee or encumbrancer. The conditions are as follows:

A.    Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

B.    Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant (or, in the case of an encumbrance, each such encumbrancer having similarly agreed to assume, be bound by and to perform Tenant’s obligations upon a foreclosure or transfer in lieu thereof).

C.    Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

D.    Tenant having reimbursed to Landlord all reasonable costs and reasonable attorney’s fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance; provided, however, that such costs and fees shall not exceed $750 per request.

E.    Tenant having delivered to Landlord a complete and fully executed duplicate original of such sublease agreement, assignment agreement or encumbrance (as applicable) and all related agreements.

F.    Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord one hundred percent of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for such assignment or subletting as follows:

(1)    If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to one hundred percent of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

(2)    If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant’s assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s assignee jointly agree to pay to Landlord an amount equal to one hundred percent of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

(3)    If Tenant subleases the Leased Premises, that Tenant and Tenant’s sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant’s sublessee jointly agree to pay to Landlord one hundred percent of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

7.5    ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED: For purposes of this Article, the term “assignment consideration” shall mean all consideration to be paid by the assignee to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit as consideration for such assignment, less any commissions paid by Tenant to a licensed real estate broker for arranging such assignment (not to exceed then standard rates), and the term “excess rentals” shall mean 95% of all consideration to be paid by the sublessee to Tenant or to any other on Tenant’s behalf or for Tenant’s benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, less any commissions paid by Tenant to a licensed real estate broker for arranging such sublease (not to exceed then standard rates). Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6    PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant’s assignee or sublessee makes each such payment to Landlord, Tenant or Tenant’s assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7    GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant’s express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant’s personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly, and in good faith. If Tenant shall breach this Covenant of Good Faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8    EFFECT OF LANDLORD’S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligations to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objections of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

ARTICLE 8

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1    LIMITATION ON LANDLORD’S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, officers, and agents and employees from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant’s agents, employees, contractors or invitees; any damage to Tenant’s property; or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage to or destruction of the Leased Premises, the Building, the Project or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Project, the Building or the Leased Premises, except that Tenant does not so release landlord from such liability to the extent such damage was proximately caused by Landlord’s active negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

A general release does not exceed to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this Paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2    TENANTS INDEMNIFICATION OF LANDLORD: Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party (including other tenants within the Project) occurring within the Leased Premises or resulting from Tenant’s use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant’s activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord’s principals, employees, agents and contractors harmless from any loss, liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Landlord. This indemnity agreement shall survive until the latter to occur of (i) the date of the expiration, or sooner termination, of this Lease, or (ii) the date Tenant actually vacates the Leased Premises.

ARTICLE 9:

9.1    TENANT’S INSURANCE: Tenant shall maintain insurance complying with all of the following:

A.    Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(1) Comprehensive general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenants use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with combined single limit coverage of no less than the amount of Tenant’s Required Liability coverage (as set forth in Article 1), which insurance shall contain a “broad form liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord as contained in Article 8.2.

(2)    Fire and property damage insurance in so-called “fire and extended coverage” form insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(3)    Plate-glass insurance, at actual replacement cost;

(4)    Pressure vessel insurance, if applicable;

(5)  Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable, at the leased Premises) for not less than Lenant’s Required Liability Coverage (as set forth in Article 1);

(6)    Workers compensation insurance and any other employee benefit insurance sufficient to comply with all Laws; and

(7)    With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder’s risk insurance, in an amount and with coverage satisfactory to Landlord.

B.    Each policy of liability insurance required to be carried by Tenant pursuant to this Paragraph or actually carried by Tenant with respect to the Leased Premises or the Property (i) shall, except with respect to insurance required by Subparagraph A(6) above, name landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord; and (vi) shall contain a so-called “Severability” or “cross liability” endorsement. Each policy of property, insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its principals, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any omission of Landlord, its principals, officers, employees, agents or contractors.

C.    Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form reasonably satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s Lender, insurance broker or advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1A for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker or advisor or counsel reasonably deems adequate; provided, however, such increased level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated and operating under similar circumstances.

9.2    LANDLORD’S INSURANCE: With respect to insurance maintained by Landlord:

A.    Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called “fire and extended coverage” form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than ninety percent of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; (iv) may provide coverage for loss of rents for a period of up to twelve months; and/or (v) may contain “deductibles” not exceeding Three Thousand Dollars per occurrence or up to ten percent of the Building’s replacement value in the case of earthquake and/or flood insurance), Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

B.    Landlord shall maintain comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Properly, or any portion thereof, with combined single limit coverage of at least Two Million Dollars. Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

C.    Landlord may maintain any other insurance which in the opinion of its insurance broker or advisor or legal counsel is prudent to carry under the given circumstances.

9.3    MUTUAL WAIVER OF SUBROGATION: Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective principals, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premise or the Property which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried by the party sustaining such loss under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10:

DAMAGE TO LEASE PREMISES

10.1    LANDLORD’S DUTY TO RESTORE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this Paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this lease is not so terminated, then upon availability of the insurance proceeds to Landlord (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the building or the Outside Areas, as the case may be, to the extent allowed by Law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s Obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any Improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.

10.2    INSURANCE PROCEEDS: All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant.

10.3    LANDLORD’S RIGHT TO TERMINATE: Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only be by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction.

A.    The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) seventy-five percent of the then actual replacement cost thereof;

B.    The Building is damaged by an uninsured peril, which peril Landlord was required to insure against pursuant to the revisions of Article 9 of this Lease, to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds which would have been available had Landlord carried such required insurance, or (ii) seventy-five percent of the then actual replacement cost thereof.

C.    The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease, to any extent.

D.    The Building is damaged by any peril and, because of the Laws then in force, the Building (i) can not be restored at a reasonable cost or (ii) if restored, can not be used for the same use being made thereof before such damage.

10.4    TENANT’S RIGHT TO TERMINATE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within ~~seven~~ ten working days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

A.    If the time estimated to substantially complete the restoration exceeds six months from and after the date of such damage; or

B.    If the damage occurred within six months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds ninety days from and after the date such restoration is commenced; or

C.    Landlord does not complete the restoration within six months from the date of the damage, provided that such nine month period of time shall be extended for such number of days as Landlord may be delayed by reason of Force Majeure.

10.5    TENANT’S WAIVER: Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right to Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provision’s of said Civil Code Sections and the provisions of any successor Code Sections or similar laws hereinafter enacted.

10.6    ABATEMENT OF RENT: In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Leased Premises is impaired by such damage.

ARTICLE 11

CONDEMNATION

11.1    TENANT’S RIGHT TO TERMINATE: Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) thirty three and one-third percent or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) there is a taking of a portion of the Outside Areas and, as a result of such taking, Landlord cannot provide parking spaces within the Property (or within a reasonable distance therefrom) equal in number to at least sixty six and two-thirds percent of the number of parking spaces existing within the Outside Areas immediately prior to such taking, whether by rearrangement of the remaining parking areas in the Outside Areas (including, if Landlord elects, construction of multi-deck parking structures or restriping for compact cars where permitted by Law). Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises or the Outside Areas that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2    LANDLORD’S RIGHT TO TERMINATE: Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all or a substantial part of the ~~Leased Premises~~ Building is taken, (ii) more than thirty-three and one-third percent of the Outside Areas is taken, or (iii) because of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3    RESTORATION: If any part of the Leased Premises, the Building or the Outside Areas is taken and this Lease is not terminated then Landlord shall repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.l.

11.4    TEMPORARY TAKING: If any portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which either exceeds one year or which extends beyond the Lease Expiration Date, then Landlord and Tenant shall each independently have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

11.5    DIVISION OF CONDEMNATION AWARD: Any award for any taking of the Property, the Building, the Outside Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is (1) made specifically (i) for the taking of personal property, inventory or trade fixtures belong to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking and/or (2) attributable to the unamortized portion (determined on a straight line basis from the commencement date to the then-scheduled expiration date) of the cost of any alterations, modifications, or additions constructed or installed in the Leased Premises by Tenant at Tenant’s sole cost and expense. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6    ABATEMENT OF RENT: In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7    TAKING DEFINED: The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

12.1    EVENTS OF TENANT’S DEFAULT: Tenant shall be in default of its obligation under this Lease if any of the following events occur:

A.    Tenant shall have failed to pay Base Monthly Rent or any Additional Rent within six days after receiving written notice from Landlord that same is past due (which written notice may be included within any late notice or any notice required by Law in connection with any unlawful detainer proceeding); or

B.    Tenant shall have done or permitted to have been done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside which is prohibited by the terms of this Lease; or

C.    Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of Base Monthly Rent or Additional Rent, within ten days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same but shall not be applicable to any actual or alleged misrepresentation or nondisclosure made respecting this Lease or the Leased Premises (provided, however, that if the nature of such term, covenant or condition is such that it cannot be reasonably cured within such ten (10) day period, Tenant shall not be in default if Tenant begins any performance required to cure such default within the ten (10) day period and thereafter diligently and uninterruptedly prosecutes such cure to completion); or

D.    Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

E.    Tenant shall have abandoned the Leased Premises; or

F.    Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantors) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

G.    Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

H.    Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation or a reorganization plan under the bankruptcy laws of the United Slates; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statue of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry.

I.    Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar Law which does not require the prior entry of a decree or order.

12.2    LANDLORD’S REMEDIES: In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

A.    Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

B.    Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease:

1.    Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

2.    Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether Pursuant to the provisions hereof or otherwise; or

3.    Any other action by Landlord or Landlord’s agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Lease Premises or any action taken to relet the Leased Premises, or any portion thereof, for the account of Tenant and in the name of Tenant.

C.    In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4 as in effect on the Effective Date of this Lease.

D.    In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:

(1)  The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

(2)  Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions; (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default.

12.3    LANDLORD’S DEFAULT AND TENANT’S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord’s default as above set forth, then, and only then, Tenant shall have the following remedies ~~only~~ in addition to any other remedies provided in this Lease or applicable by Law:

A.    Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages approximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

B.    Tenant, at its option, may then cure any default of Landlord at Landlord’s cost. If, pursuant to this Subparagraph, Tenant reasonably pays any sum to any third party or does any act that requires the payment of any sum to any third party at any time by reason of Landlord’s default, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefore (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons giving rise to such payment), together with interest at twelve percent per annum from the date of such invoice until Tenant is reimbursed by Landlord. Tenant may not offset such sums against any installment of rent due Landlord under the terms of this Lease.

12.4    LIMITATION ON TENANT’S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity and (ii) Tenant shall have recourse only to the assets of such business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the assets owned by such business entity). Additionally, if Landlord is a partnership, then Tenant convenants and agrees:

A.    No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

B.    No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

C.    No writ of execution will ever be levied against the assets of any partner of Landlord other than to the extent of his interest in the assets of the partnership.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made respecting this Lease or the Leased Premises or any factual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statue or at common law.

12.5    TENANTS WAIVER: Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, except for any rights or remedies authorized by this Lease Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor Law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent dire under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the Laws of the State of California, or under any other present or future Law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any default by Tenant.

ARTICLE 13

GENERAL PROVISIONS

13.1    TAXES ON TENANTS PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Outside Areas, Tenant’s use (or estimated use) or public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources. Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value or the Building or the Property is increased by the inclusion herein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant’s behalf. Tenant shall, within ten days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant’s behalf, Tenant shall, within ten working days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten day period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right, and the Landlord’s full cooperation if Tenant is not then in default under the terms or this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

13.2    HOLDING OVER: This Lease shall terminate without further notice on the Last Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented to same. Any such holding over to which landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

13.3    SUBORDINATION TO MORTGAGES: This Lease is subject to and subordinate to all underlying ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant’s rights under this Lease and agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default under this Lease.

13.4    TENANT’S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure or any security interest encumbering the Building or the Property, or (iii) to the lessor under any underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5    MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain Possession of the Leased premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably to effect a cure.

13.6    ESTOPPEL CERTIFICATES: Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investor or purchaser of the Building or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten days after Landlord’s request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant’s failure to do deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser or the Building, the Property, or any interest herein. Notwithstanding anything to the contrary in this Section, Landlord shall, upon the same terms and conditions applicable to Tenant, give an estoppel certificate to Tenant for the benefit of any lender taking a security interest in the Lease or for the benefit of a purchaser of Tenant’s assets.

13.7    TENANT’S FINANCIAL INFORMATION: Tenant shall, within ten business days after Landlord’s request therefore, deliver to Landlord a copy of a current financial statement and any such other information reasonably requested by Landlord regarding Tenant’s financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property or any portion thereof or interest herein. Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8    TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of its liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.9    FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefore; governmental restrictions, regulations, controls action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party) for a period equal to the period of any such prevention, delay or stoppage.

13.10    NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by depositing such notice in the United States mail, registered or certified, postage prepaid, addressed to the other party as follows:

A.    If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).

B.    If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1).

Any notice given by registered mail shall be deemed to have been given on the third business day after its deposit in the United States mail. Any notice given by certified mail shall be deemed given on the date receipt was acknowledged to the postal authorities. Any notice given by mail other than registered or certified mail shall be deemed given only if received by the other party, and then on the date of receipt. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.

13.11    ATTORNEY’S FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. In the event that Landlord shall be required to retain counsel to enforce any provision of this Lease, and if Tenant shall thereafter cure (or desire to cure) such default, Landlord shall be conclusively deemed the prevailing party and Tenant shall pay to landlord all attorney’s fees, expert witness fees, court costs and other reasonable expenses so incurred by Landlord promptly upon demand, provided that Landlord has first notified Tenant in writing that Landlord was retaining counsel in connection with such matter prior to Landlord’s retention of counsel. Prior to Tenants retention of counsel, Tenant shall first notify Landlord in writing that Tenant was retaining counsel in connection with any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease. Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant’s failure to pay such fees and costs upon demand shall constitute a breach of this lease in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.

13.12    DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically noted, have such meaning whenever used in this lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

A.    REAL PROPERTY TAXES: The term “Real Property Tax” or “Real Property Taxes” shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power or tax or levy assessments, which are levied or assessed for whatever reason against the ~~Project~~ Leased Premises or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the ~~Project~~ Leased Premises and located thereon, or Landlord’s business of owning, leasing or managing the Project or the gross receipts, income or rentals from the ~~Project~~ Leased Premises; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the ~~Project~~ Leased Premises, the amount of public services or public utilities used or consumed (e.g. water, gas electricity, sewage or surface water disposal) at the ~~Project~~ Leased Premises, the number of persons employed by tenants of the ~~Project~~ Leased Premises, the size (whether measured in area, volume, number of tenants or whatever) or the value of the ~~Project~~ Leased Premises, or the type of use or uses conducted within the ~~Project~~ Leased Premises; and (iii) all costs and fees (including attorneys fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the ~~Project~~ Leased Premises prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the ~~Project~~ Leased Premises or Landlord’s interest therein (ii) on a measured by the gross receipts, income or rentals from the ~~Project~~ Leased Premises, or on Landlord’s business of owning, leasing or managing the ~~Project~~ Leased Premises or (iii) imputed in any manner with respect to the operation of the ~~Project~~ Leased Premises, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this case. If any Real Property Tax is partly based upon property or rents related to the ~~Project~~ Leased Premises, then only that part of such Real Property Tax that is fairly allocable to the ~~Project~~ Leased Premises shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes.” Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed Landlord’s income from all sources.

B.    LANDLORD’S INSURANCE COSTS: The term “Landlords Insurance Costs” shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability insurance required, or permitted, to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss.

C.    PROPERTY MAINTENANCE COSTS: The term “Property Maintenance Costs” shall mean all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, wiring and preserving the Property and all parts thereof, including without limitation, (i) professional management fees (not to exceed three percent of the Property’s scheduled gross rental income), (ii) the amortizing portion of any costs incurred by Landlord the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Property, such as repairing and resurfacing the exterior surfaces of the buildings (including roofs), wiring and resurfacing paved areas, repairing structural parts of the buildings, and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the buildings.

D.    READY FOR OCCUPANCY: The term “Ready for Occupancy” shall mean the date upon which (i) the Leased Premises are available for Tenant’s occupancy in a broom clean condition and (ii) the improvements, ~~if any,~~ to be made to the Leased Premises by Landlord as a condition to Tenant’s obligation to accept possession of the Leased Premises have been substantially completed and the appropriate governmental building department (i.e. The City building department, if the Property is located within a City, or otherwise the County building department) shall have approved the construction of the improvements as complete or is willing to so approve the construction of the improvements as complete subject only to compliance with specified conditions which are the responsibility of Tenant to satisfy or is willing to allow Tenant to occupy subject to its receiving assurances that specified work will be completed.

E.    PROPERTY OPERATING EXPENSES: The term “Property Operating Expenses” shall mean and include all the Real Property Taxes, plus all Landlord’s Insurance Costs, plus all the Property Maintenance Costs, plus an accounting fee equal to the percent of all such costs. Landlord shall not collect in excess of 100% of the Property Operating Expenses for the Lease Premises and shall not recover the cost of any item more than once.

F.    LAW: The term “Law” shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, the administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the ~~Project~~ Outside Areas, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

G.    LENDER: The term “Lender” shall mean the holder of any Note or other evidence of indebtedness secured by the property or any portion thereof.

H.    PRIVATE RESTRICTIONS: The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Property, as they may exist from time to time.

I.    RENT: The term “rent” shall mean collectively Base Monthly Rent and all Additional Rent.

13.13    GENERAL WAIVERS: One party’s consent to or approval of any act by the other party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained. Except as may be expressly provided by this Lease, if Landlord’s consent or approval to any act or request by Tenant is required by this Lease, Landlord’s consent will not be unreasonably withheld or delayed.

13.14    MISCELLANEOUS. Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality, shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision or this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “must”, “shall”, “will”, and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore. Where Tenant or Landlord is obligated not to perform any act or is not permitted to perform any act, ~~Tenant~~ such party is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

ARTICLE 14

CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT

14.1    CORPORATE AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of director’s resolution of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its shareholders ~~board of directors~~ authorizing or ratifying the execution of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to (i) extend the Intended Commencement Date by such number of days that Tenant shall have delayed in so delivering such corporate resolution to Landlord or (ii) terminate this Lease.

14.2    BROKERAGE COMMISSIONS: Tenant warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.

14.3    ENTIRE AGREEMENT: This Lease, the Exhibits (as described in Article 1) and the Addenda (as described in Article 1), which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the “Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4    LANDLORD’S REPRESENTATION: Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Addenda hereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

AS LANDLORD

BOCCARDO CORPORATION, a California Corporation

By:	/s/ JAMES C. REES
James C. Rees

Title:	Vice President

By:

Title:

Date:	6/30/97

AS TENANT

ENGFER, FULLER, RODRIGUEZ, INC. a California Corporation

By:	/s/ [ ]

Title:	President

By:	/s/ [ ]

Title:	Secretary

Date:	30 June ‘97

If tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

LEASE ADDENDUM

THIS FIRST ADDENDUM TO LEASE (“Addendum”) is dated for reference purposes as of June 6, 1997, and is made between Boccardo Corporation, Inc., a California Corporation (“Landlord”) and Engfer, Fuller, Rodriguez, Inc., a California Corporation (“Tenant”) to be a part of that certain Industrial Space Lease of even date herewith between Landlord and Tenant (herein the “Lease For”), with respect to the building (the “Building”) to be constructed by Landlord on that certain real property commonly known as 973 University Avenue, located on University Avenue, Los Gatos, California. Such property, together with the Building and all improvements located thereon during the term, including any extended term, are referred to collectively herein as the “Leased Premises”. Terms defined in the Lease Form shall have the same meaning when used herein unless specifically defined otherwise herein. Landlord and Tenant agree that the Lease Form is hereby modified and supplemented as follows:

2.5    Acceptance of Possession: Notwithstanding anything to the contrary in Section 2.3 of the Lease Form, Landlord warrants that the construction of the Building and the Tenant Improvements will be performed substantially in accordance with the Construction Drawings (as defined in Exhibit C) and; in compliance with all laws, codes, ordinances, rules and regulations, in a good and workmanlike manner, and that all materials and equipment furnished will substantially conform to said drawings and will be new and otherwise of good quality. This warranty does not extend to, and Landlord shall not be liable for, any defect in construction or equipment which is discovered more than one year after the Lease Commencement Date. Tenant shall promptly notify Landlord in writing of any defect in construction or equipment covered within such one-year period, and promptly thereafter Landlord shall commence the cure of each such defect and complete such cure with diligence at Landlord’s cost and expense, not to be passed through to Tenant.

With respect to defects discovered after the expiration of such one-year period, Landlord and Tenant acknowledge that they intend that Tenant shall have the benefit of any express or implied construction or equipment warranties existing in favor of Landlord which would assist Tenant in correcting such defects and in discharging its obligations regarding the repair and maintenance of the Leased Premises. Upon request by Tenant following the expiration of such one-year period. Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Building or equipment. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defective construction or equipment which is discovered or of which Landlord receives notice after the expiration of said one-year warranty period, so long as Tenant pays all costs reasonably incurred by Landlord in connection therewith.

15.    HAZARDOUS MATERIALS: Notwithstanding anything to the contrary in the Lease:

A.    Landlord represents that, to the best of its knowledge, any handling, transportation, storage, treatment or use of Hazardous Materials (as defined below) that has occurred on the Leased Premises prior to the date of the Lease has been done in compliance with all laws and that the Leased Premises are, to the best of Landlord’s knowledge, presently in compliance with all laws which relate to Hazardous Materials.

B.    Tenant, at its sole cost, shall comply with all Laws relating to like storage, use and disposal of hazardous, toxic or radioactive matter including those materials identified in Section 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (“Title 22”) as they may be amended from time to time (collectively “Hazardous Materials”); provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the Lease/Commencement Date (unless caused by Tenant) or by any release of Hazardous Materials occurring off-site on adjacent or neighboring property (but not caused by Tenant) which migrates onto the Leased Premises. If Tenant does store, use or dispose of any Hazardous Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Leased Premises. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless form and against all claims, casts and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, than Tenant shall promptly take any and all action necessary to clean up such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Leased Premises. At any time prior to the expiration of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials. Notwithstanding the preceding sentence, Tenant shall only be required to clean up the deterioration or contamination of water or soil to a level of contamination less than or equal to the levels established by any governmental agency having jurisdiction over such contamination. Tenant’s obligation hereunder shall survive the termination of the Lease.

2

16.    OPTION TO EXTEND: Landlord grants Tenant an option to extend the term of this Lease of the herein demised Leased Premises for a period of five (5) years at a rental to be determined as follows, and subject to all of the other terms, covenants and conditions herein contained; provided (1) Tenant is not in default in the performance of any of the terms and conditions of this Lease upon the commencement of said extended term, and (2) Tenant has given to Landlord, six (6) months prior to expiration of this Lease Term, written notice of its intention to exercise this option to extend this Lease, then the amount of rental to be paid during said extended five (5) year term shall be at the fair market value and subject to annual increases, agreed upon in a meeting of the parties hereto.

LANDLORD:	TENANT:

BOCCARDO CORPORATION, INC.	ENGFER, FULLER, RODRIQUEZ, INC.

By:	By:	/s/ [ ]

Title:	Title:	PRESIDENT

Dated:	By:	/s/ [ ]

	Title:	SECRETARY

	Dated:	30 June 97

3

[GRAPHIC]

Exhibit “A”

[GRAPHIC]

2

EXHIBIT “C”

TENANT IMPROVEMENT AGREEMENT

~~INTERIOR ALLOWANCE~~

l. Landlord agrees that it will, at its own cost and expense, construct the Building housing the Leased Premises and certain Common Area Improvements consisting of driveways, entrances, parking and landscaped areas substantially as shown in the site plan attached as Exhibit ”A”. The Building and Outside Areas shall be constructed substantially in accordance with the following plans:

2. Design and Construction of Improvements in and about the Leased Premises (“Tenant Improvements”):

Landlord agrees to construct within, under, and above the Building housing the Leased Premises certain “Tenant Improvements” (or “Interior Improvements”) per Approved Schematic Plan, Exhibit B and as set forth in this Exhibit ”C” in accordance with the schedule described herein. The Tenant Improvements shall be similar in type and quality to the general purpose interior improvements as are constructed in Tenant’s current office located at Twin Parks office building, Los Gatos, California. ~~Subject to Landlord’s reasonable Tenant shall have the flexibility to design a floor plan that suits Tenant’s needs so long as Tenant’s plan preserves the general purpose nature of the building.~~

Landlord shall pay for the cost of Tenant Improvements (which shall include the cost of alterations to the building shell and/or Outside Areas) and shall cause the construction of the same as per the Approved Schematic Plan Exhibit B. Landlord’s tenant improvements shall not include communications and data lines, furniture installation, alarm work or the design thereof.

(a) Tenant’s Conceptual Plan (“Conceptual Plan”) and Landlord’s Schematic Plan. (“Schematic Plan”):

Tenant has ~~shall,~~ working with Landlord’s architect, provided to Landlord an Approved Schematic Plan for the Tenant Improvements showing Tenant’s preference for the location of doors, partitions, ceilings, air conditioned areas, restrooms, offices, conference areas, entries, assembly or manufacturing areas, storage and distribution areas, and any proposed alterations to existing improvements in Landlord’s Building. Said Approved Schematic Plan, dated February 9, 1997, shall be an integral part of this Lease. ~~Landlord’s Architect shall prepare a Schematic Plan from Tenant’s Conceptual Plan, which Schematic Plan shall be drawn to scale and shall show proposed dimensions and general performance specifications for areas to be heated, cooled and/or lighted. Tenant shall have five (5) business days from receipt of the Schematic Plan from Landlord within which to review and approve or propose specific changes to the Schematic Plan. If Tenant requires any changes to the Schematic Plan and those changes are acceptable to Landlord, Landlord’s Architect shall make the changes which are acceptable to Landlord and said Schematic Plan shall be signed by Landlord and Tenant within five (5) days from each party’s receipt of the revised plan, and said Schematic Plan shall become the Approved Schematic Plan. Landlord shall not be required to approve the Schematic Plan if the Plan calls for improvements that would, in Landlord’s reasonable opinion damage the Building or reduce its value.~~

(b) Construction Drawings for the Tenant Improvements (“Construction Drawings”):

Landlord’s Architect shall prepare Construction Drawings based on the Approved Schematic Plan and deliver to Tenant the Construction Drawings which reflect the requirements of the Approved Schematic Pan. Within five (5) business days from receipt of the Construction Drawings, Tenant shall review the Construction Drawings and deliver any proposed changes to Landlord. If Tenant does not deliver to Landlord any proposed changes to the Construction Drawings within such five (5) business day period, the parties shall thereupon endeavor to agree upon the changes to be made to the Construction Drawings. When Landlord and Tenant agree upon the Construction Drawings, a representative of each party shall sign the same and when signed by both parties, any of subsection (d) of this Exhibit ”C”. Notwithstanding anything above to the contrary, each party agrees to approve the Construction Drawings to the extent that they are prepared in accordance with the Approved Schematic Plan.

(c) Time for Construction of Tenant Improvements:

Promptly following approval of the Construction Drawings by Landlord and Tenant, Landlord shall apply for and use its best efforts to obtain the necessary building permits to allow the construction of the Tenant Improvements. Promptly following the issuance of the necessary building permits, Landlord shall commence construction of the Tenant Improvements and shall use its best efforts to complete the improvements within ninety (90) days following the issuance of the necessary building permits; provided, however, that Landlord shall be excused for a delay in the completion of construction of the Tenant Improvements for such period of time as construction is delayed because of any law, regulation, ordinance, or order of any public agency, or because of acts of God, labor disputes, strikes, inability to obtain materials or labor, fires, floods, inclement weather, earthquakes, epidemics, quarantine, restrictions, freight embargoes, acts of public agencies, or outer causes or contingencies beyond the control of Landlord.

(d) Changes, Delays:

The design and construction process specified above is intended to assist Tenant in the definition of its improvements so the drawings can be completed as quickly as possible and, once the drawings are complete, the work may progress without interruption and be completed and ready for occupancy by Tenant at the soonest possible date. Despite the best efforts of both parties, Landlord recognizes that Tenant, for its own reasons, may want to delay providing its ~~Conceptual Plan~~, alter or delay the approval of ~~the Schematie Plan of~~ the Construction Drawings, or otherwise delay the design, approval, construction, and/or completion of the Tenant Improvements. Landlord and Tenant agree on the need to establish a procedure to make such changes or permit such delays so that Tenant may obtain the improvements it desires and Landlord may be compensated for the cost it incurs either through delays or as the result of additional costs incurred because of changes required by Tenant. In consideration of the above, Landlord and Tenant Agree as follows:

If Tenant ~~fails to deliver Tenant’s Conceptual Plan (or any other information requested by Landlord) by the date specified above (or if no date is specified than within five (5) days following request by Landlord)~~ or fails to approve ~~Schematic Plan or the~~ the Construction Drawings within the time provided for such approval, or otherwise delays the construction of the Tenant improvements, and if Landlord notifies Tenant in writing within a reasonable period of time that tenant’s action or failure to act has or

2

will cause a delay, then Tenant shall be charged a Delay Day for each day that the design, construction, approval, or completion of Tenant improvements is so delayed or postponed. If Tenant after its initial approval of Construction Drawings delivers any proposed change to the Construction Drawings which in Landlord’s reasonable judgment would delay completion of construction of the Tenant Improvements as indicated in the Construction Drawings prepared by Landlord’s Architect, Landlord may require Tenant, at Tenant’s election, to either (a) agree to accept a Delay Day for each day that Landlord reasonably believes that the design, approval, construction, or completion of the improvements shall be delayed, or (b) delete such proposed change. If Tenant fails to deliver its written agreement pursuant to (a) above within two (2) days after Landlord notifies Tenant of the fact that such proposed change will result in a delay in construction, Tenant shall be deemed to have elected to delete such proposed change. If Tenant approves the change, Landlord shall proceed with the change and Tenant shall pay for any cost resulting from the change within five (5) business days after demand, including any costs of revising the Construction Documents.

Tenant shall be solely responsible for the design, approval, and payment of the costs of construction of any and all work, fixtures, or materials required for Tenant’s transportation, storage, use, and disposal of Hazardous Materials, which Hazardous Materials shall only enter the Property or any portion thereof pursuant to the terms of the Lease, Tenant shall also be solely responsible for the design, approval, and payment of the costs of construction for any and all work, fixtures, or materials required for the handling, service, or provision of food on the Premises and the monitoring of the fire sprinkler system serving the Premises. Landlord’s work is limited to the construction of building components as shown on Construction Drawings approved by Landlord and Tenant. Landlord shall promptly notify Tenant of any items of the Tenant Improvements which would be Tenant’s obligation pursuant to this paragraph 2(d). Landlord’s work (and the funds that Landlord has agreed to spend) specifically exclude any and all fees charged by governmental agencies for Tenant’s use of Hazardous Materials or Tenant’s service of food which fees include but are not limited to: sewer or sanitary district fees, health department fees, air quality fees, excess water usage fees, and the like. Any and all such fees shall be paid by Tenant to the appropriate governmental agency. In the event that the design, approval, construction, or complexion of any work to be performed by Landlord is delayed directly or indirectly for any reason as a result of (i) Tenant’s use of Hazardous Materials, (ii) Tenant’s handling or intention to handle food or provide food service, or (iii) Tenant’s failure to provide a fire sprinkler monitoring system that satisfies governmental regulations, then Tenant shall be charged a Delay Day at set forth above. Landlord shall promptly notify Tenant whenever landlord becomes aware of any action of Tenant which will cause a delay in any work to be performed by landlord.

(e)    Delay Days Defined:

A Delay Day is each and every single day that Tenant is late in providing any information requested by Landlord or required to be provided to Landlord by the terms of this Exhibit. Where no time or date is specified for any information requested of Tenant by Landlord, then the required time period shall be five business (5) days from Landlord’s request for information. The sum of all such Delay Days shall be the “Total Delay Days”.

(f)    Acceleration of Lease Commencement Date:

The Lease Commencement Date shall be accelerated by one (1) day for each and every Tenant caused Delay Day so that Landlord shall cause the Base Monthly Rent and Additional Rent to

3

commence prior to the completion construction of the Tenant Improvements. The Law Commencement Date shall occur on that date which precedes the date that the Leased Premises are actually Ready for Occupancy by the Total Delay Days.

~~(g)    Cost of Tenant Improvements:~~

~~As used in the Lease and the Lease Exhibits, the “Cost of Tenant Improvements” shall include all costs paid or incurred by Landlord in connection with the design, approval, and/or construction of the Tenant Improvements (or any improvements) as shown in the Construction Drawings (as they may be amended), including but not limited to:~~

(g)    Cost of Landlord’s Work:

Except as provided in the Lease, Landlord shall pay all costs associated with the construction of Landlord’s Work, including, the following:

(1)    The fees of architects, engineers, consultants, utility companies, or governmental agencies for the design, supervision, construction or approval of improvements or alterations to the basic Building, which improvements or alterations are requested ~~or required by Tenant’s use~~ by Tenant as per the Conceptual Plan.

(2)    The costs and charges by Landlord’s general contractor, subcontractors, material suppliers, labors, and employees who provide goods and services for the actual construction of Tenant’s Improvements ~~or Building alterations requested or required subcontractor, Landlord may charge all of its direct costs as well as a construction management fee, profit and/or overhead, which charge shall equal seven percent (7.0%) times the total costs of the work.~~

(3)  Direct costs of procuring and installing the tenant improvements ~~or items required for Tenant’s use of the Leased Premises~~ as per the Conceptual Plan including, but not limited to: building permits (but excluding the cost of the “shell” building permit), inspections, filings, taxes, governmental fees; any installation, connection or service fees required to provide utility service to the Building or into the Leased Premises (such costs to be prorated where required based on Tenant’s floor area), the cost of utility service or security service, or any service or material provided to the Building during the construction of Tenant Improvements.

(4)    Costs of maintaining any and all property damage and/or liability insurance during the construction of the Tenant improvements.

(5)    Cost of maintaining the Building during the course of construction of the improvements including costs of cleaning building, real property taxes and assessments, and landscape maintenance costs.

4

[GRAPHIC]

APPROVED SCHEMATIC PLAN

5